ENTRATA, INC.
AMENDED AND RESTATED STOCKHOLDERS AGREEMENT
Dated as of May 9, 2025

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Section 8.21.	Publicity	71
Section 8.22.	Major Stockholder Dividend Consent	71
Section 8.23.	BX Stockholder Change of Control Protection	71
SCHEDULES, ANNEXES AND EXHIBITS

ANNEX A	–	FORM OF JOINDER AGREEMENT
ANNEX B	–	FORM OF SPOUSAL CONSENT
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ENTRATA, INC.
AMENDED AND RESTATED STOCKHOLDERS AGREEMENT
This AMENDED AND RESTATED STOCKHOLDERS AGREEMENT is made as of May 9, 2025, by and among Entrata, Inc., a Delaware corporation (together with its successors and assigns, the “Company”), and each of the following (hereinafter severally referred to as a “Stockholder” and collectively referred to as the “Stockholders”):
(a)    SLP Emblem Aggregator, L.P., a Delaware limited partnership and SLP Emblem Aggregator II, L.P., a Delaware limited partnership (collectively, “SL” and together with their respective Permitted Transferees that acquire Shares, the “SL Stockholders”);
(b)    TPP Capital Advisors, Ltd., a British Virgin Islands company (“TPP” and together with its respective Permitted Transferees that acquire Shares, the “TPP Stockholders”);
(c)    Entryway DF Holdings, LP, a Delaware limited partnership (“DIG” and together with its respective Permitted Transferees that acquire Shares, the “DIG Stockholders”);
(d)    HGGC Prop Holdings, LP, a Delaware limited partnership (“HGGC” and together with its respective Permitted Transferees that acquire Shares, the “HGGC Stockholders”);
(e)    Expedite Lux Holdco L.P., a Delaware limited partnership, and Expedite US Holdco L.P., a Delaware limited partnership (collectively, “BX” and together with their respective Permitted Transferees that acquire Shares, the “BX Stockholders”);
(f)    the Employee Stockholders (as defined herein); and
(g)    any other Person (as defined herein) who becomes a party hereto.
WHEREAS, the Company, SL, DIG, HGGC and Aragonite Holdings LLC, a Puerto Rico limited liability company (“Aragonite”) and the other parties thereto executed a Stock Purchase Agreement, dated as of March 13, 2022, (as amended, restated, supplemented or modified from time to time, the “Purchase Agreement”), pursuant to which SL, DIG and HGGC acquired shares of Common Stock (as defined therein) in the Company from Aragonite (the “Sale”);
WHEREAS, the Company and certain Investors (the “Prior Investors”) executed a Stockholders Agreement, dated as of May 3, 2022 (as amended, restated, supplemented or modified from time to time prior to the date hereof, the “Prior Agreement”) to provide for the certain rights and obligations of the Stockholders generally and with respect to the ownership of Securities (as defined herein) by the Stockholders;

WHEREAS, the Company proposes to sell shares of the Company’s Common Stock to certain Investors pursuant to a Common Stock Purchase Agreement of even date herewith (as amended, restated, supplemented or modified from time to time, the “Common Stock Purchase Agreement”);
WHEREAS, pursuant to Section 6.1 of the Prior Agreement, additional stockholders may be added as parties to the Prior Agreement and to the extent permitted under Section 8.9 of the Prior Agreement, amendments may be effected to the Prior Agreement reflecting such rights and obligations of such additional stockholders as the SL Stockholders and such additional stockholder may agree;
WHEREAS, pursuant to Section 8.9(a) of the Prior Agreement, the Prior Agreement may be amended with the prior written approval of the Company and the SL Stockholders; and
WHEREAS, the Company and the SL Stockholders wish to amend and restate the Prior Agreement and enter into this Agreement.
NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
ARTICLE I
DEFINITIONS
Section 1.1.    Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:
“Action” has the meaning ascribed to such term in Section 7.1(a).
“Adverse Disclosure” means public disclosure of material non-public information which, in the Board’s good faith judgment after consultation with outside counsel; (i) would be required to be made in any report or Registration Statement filed with the SEC by the Company so that such report or Registration Statement would not be materially misleading; (ii) would not be required to be made at such time but for the filing, effectiveness or continued use of such report or Registration Statement; and (iii) the Company has a good faith business purpose for not disclosing publicly.
“Affiliate” means, with respect to any Person, any other Person that controls, is controlled by, or is under common control with such Person. The term “control” means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. The terms “controlled” and “controlling” have meanings correlative to the foregoing. Notwithstanding the foregoing, for purposes of this Agreement, (i) the Company, its Subsidiaries and its other controlled Affiliates shall not be considered Affiliates of any of the SL Stockholders, DIG Stockholders, HGGC Stockholders, TPP Stockholders or BX Stockholders or

any of such party’s respective Affiliates, (ii) none of the SL Stockholders, the DIG Stockholders, the HGGC Stockholders, the TPP Stockholders and/or BX Stockholders shall be considered Affiliates of each other, (iii) except with respect to Section 8.15, none of the SL Stockholders, DIG Stockholders, HGGC Stockholders, TPP Stockholders or BX Stockholders shall be considered Affiliates of (x) any portfolio company in which any such party or any of their respective investment fund Affiliates have made a debt or equity investment (and vice versa) or (y) any limited partners, non-managing members or other similar direct or indirect investors in any such party or their respective affiliated investment funds and (iv) other than with respect to Section 3.3, Section 5.7, Section 7.1, Section 7.2, Section 8.15 and the definition of “Representatives,” a Continuation Fund of such Person or a successor Fund Vehicle of such person shall not be considered an “Affiliate” of such Person.
“Agreement” means this Amended and Restated Stockholders Agreement (including the schedules, annexes and exhibits attached hereto) as the same may be amended, restated, supplemented or modified from time to time.
“Applicable Employee” means (i) with respect to any Employee Stockholder that is or was an employee or consultant of the Company or any of its Subsidiaries, such employee or consultant and (ii) with respect to any Employee Stockholder that is not and was not an employee or consultant of the Company or any of its Subsidiaries, the current or former employee or consultant of the Company or any of its Subsidiaries with respect to whom such Employee Stockholder is an Affiliate or a Permitted Transferee on or after the date of this Agreement.
“beneficial ownership” and “beneficially own” and similar terms have the meaning set forth in Rule 13d-3 under the Exchange Act; provided, however, that (i) subject to Section 8.17, no party hereto shall be deemed to beneficially own any Securities held by any other party hereto solely by virtue of the provisions of this Agreement (other than this definition) or other similar agreement with the Company and/or its Subsidiaries, and (ii) with respect to any Securities held by a party hereto that are exercisable for, convertible into or exchangeable for Shares upon delivery of consideration to the Company or any of its Subsidiaries, such Shares shall not be deemed to be beneficially owned by such party unless, until and to the extent such Securities have been exercised, converted or exchanged and such consideration has been delivered by such party to the Company or such Subsidiary.
“Board” means the Board of Directors of the Company.
“Business Day” means a day, other than a Saturday, Sunday or other day on which banks located in New York, New York or Salt Lake City, Utah are authorized or required by law to close.
“BX Observer” has the meaning ascribed to such term in Section 3.1(j)(iii).
“BX Stockholders” has the meaning ascribed to such term in the Preamble.

“Change of Control” means the occurrence of any one or more of the following events: (i) the sale or disposition, in one or a series of related transactions, of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any “person” or “group” (as such terms are used for purposes of Sections 13(d)(3) and 14(d)(2) of the Exchange Act) other than to the SL Stockholders or any of their respective Affiliates or to any “group” in which any of the foregoing is a member; (ii) any “person” or “group” other than the SL Stockholders or any of their respective Affiliates or any “group” in which any of the foregoing is a member, is or becomes the beneficial owner, directly or indirectly, of more than fifty percent (50%) of the total voting power of the outstanding voting Shares of the Company, excluding as a result of any merger or consolidation that does not constitute a Change of Control pursuant to clause (iii); or (iii) any merger or consolidation of the Company with or into any other person unless the holders of voting Shares immediately prior to such merger or consolidation beneficially own a majority of the outstanding voting shares of the common stock (or equivalent voting securities) of the surviving or successor entity (or the parent entity thereof).
“Closing” has the meaning ascribed to such term in the Common Stock Purchase Agreement.
“Closing Date” has the meaning ascribed to such term in the Common Stock Purchase Agreement.
“Code” means the U.S. Internal Revenue Code of 1986, as amended.
“Committee” has the meaning ascribed to such term in Section 3.1(e).
“Common Stock” means the Common Stock of the Company.
“Common Stock Purchase Agreement” has the meaning ascribed to such term in the Recitals.
“Company” has the meaning ascribed to such term in the Preamble.
“Company Award” means an agreement between the Company or any of its Subsidiaries, on the one hand, and any Employee Stockholder (or the Applicable Employee of such Employee Stockholder), on the other hand, under which the Company or any of its Subsidiaries issues Shares, Company Stock Options, stock appreciation rights or restricted stock units (including performance-based restricted stock units) that correspond to Common Stock and/or Company Stock Options or other Securities to such Employee Stockholder.
“Company Option Plans” has the meaning ascribed to such term in the Purchase Agreement and any other employee equity incentive plan adopted by the Company or any of its Subsidiaries.
“Company Stock Option” means an option to subscribe for, purchase or otherwise acquire shares of Common Stock.

“Competitor” means a Person engaged, directly or indirectly (including through any partnership, limited liability company, corporation, joint venture or similar arrangement), in any business that is substantially similar to the Company’s business, but shall not include any venture capital, private equity or other financial investment firm or collective investment vehicle that, together with its Affiliates, holds the outstanding equity or debt of any Competitor or is otherwise affiliated with any “Competitor”.
“Confidential Information” has the meaning ascribed to such term in Section 3.3.
“Continuation Fund” means any Fund Vehicle that is established to hold, directly or indirectly, investments in one or more portfolio companies that are acquired, in whole or in part, from any Person that controls, is controlled by, or is under common control with such Fund Vehicle.
“Controlled Entity” means any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise controlled by the Company.
“Convertible Notes” means, collectively, (i) the Senior Convertible Note, by and between the Company and SLP Emblem Aggregator, L.P., dated July 2, 2021, (ii) the Senior Convertible Note, by and between the Company and Entrance DF Holdings, LP, dated July 2, 2021 and (iii) the Senior Convertible Note, by and between the Company and JAWS Equity Owner 178, LLC dated July 2, 2021.
“Demand Delay” has the meaning ascribed to such term in Section 5.3(a)(ii).
“Demand Period” has the meaning ascribed to such term in Section 5.3(c).
“Demand Registration” has the meaning ascribed to such term in Section 5.3(a).
“DGCL” means the General Corporation Law of the State of Delaware.
“DIG” has the meaning ascribed to such term in the Preamble.
“DIG Observer” has the meaning ascribed to such term in Section 3.1(j)(ii).
“DIG Stockholders” has the meaning ascribed to such term in the Preamble.
“Director” means a member of the Board, as constituted from time to time.
“Disqualification Event” has the meaning ascribed to such term in Section 2.1(h).
“Drag-Along Sale” has the meaning ascribed to such term in Section 4.5(a).
“Drag-Along Sale Notice” has the meaning ascribed to such term in Section 4.5(a).

“Drag-Along Sale Percentage” has the meaning ascribed to such term in Section 4.5(a).
“Drag-Along Sellers” has the meaning ascribed to such term in Section 4.5(a).
“Dragged-Along Sellers” has the meaning ascribed to such term in Section 4.5(a).
“Electing Tag-Along Sellers” has the meaning ascribed to such term in Section 4.4(b).
“Electronic Transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.
“Eligible Tag-Along Seller” means the Stockholders and any of their respective Permitted Transferees that acquire Transferable Shares.
“Employee Stockholders” means each Person (other than the Company and the Major Stockholders) who (i) is or has become a party hereto pursuant to, and in accordance with, Article VI hereof and (ii) is a director, employee, consultant or other service provider of the Company or any of its Subsidiaries at the time he or she becomes a party to this Agreement for so long as he or she owns Securities or any rights to acquire Securities, and (iii) any Permitted Transferee of any of the Stockholders identified in the immediately foregoing clauses (i) and (ii) that own Securities and are or have become parties to this Agreement pursuant to Article VI. For the avoidance of doubt, each Employee Stockholder shall continue to be an Employee Stockholder notwithstanding the Applicable Employee of such Employee Stockholder no longer being employed with or providing services to the Company or any of its Affiliates.
“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated pursuant thereto.
“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated pursuant thereto.
“Exempted Transfer” has the meaning ascribed to such term in Section 4.1(a)(i).
“Fund Vehicle” means (i) a private equity investment fund that makes investments in multiple portfolio companies and was not formed primarily to invest in the Company or any of its Subsidiaries, together with any alternative investment vehicles related to that private equity investment fund and (ii) any investment vehicle directly or indirectly wholly owned by the fund described in clause (i).
“Governing Body” has the meaning ascribed to such term in Section 3.1(g)(i).
“HGGC” has the meaning ascribed to such term in the Preamble.

“HGGC Observer” has the meaning ascribed to such term in Section 3.1(j)(i).
“HGGC Stockholders” has the meaning ascribed to such term in the Preamble.
“Immediate Family Members” means, with respect to any natural person (i) such natural person’s spouse, children (whether natural or adopted as minors), grandchildren and (ii) the lineal descendants of each of the persons described in the immediately preceding clause (i).
“Indemnification Sources” has the meaning ascribed to such term in Section 7.1(c).
“Indemnified Liabilities” has the meaning ascribed to such term in Section 7.1(a).
“Indemnified Party” has the meaning ascribed to such term in Section 5.7(c).
“Indemnifying Party” has the meaning ascribed to such term in Section 5.7(c).
“Indemnitee-Related Entities” has the meaning ascribed to such term in Section 7.1(c).
“Indemnitees” has the meaning ascribed to such term in Section 7.1(a).
“Independent Director” means a natural person who is not a partner, officer or employee of any SL Stockholder.
“Initiating Drag-Along Seller” means any of the SL Stockholders.
“Initiating Tag-Along Seller” means any of (i) the SL Stockholders, (ii) any Major Stockholder, (iii) any Employee Stockholder and/or (iv) any other Stockholder that holds at least two (2%) percent of the outstanding Shares and is a party to this Agreement.
“IPO” means the consummation of (i) the initial underwritten public offering of Shares (or any other Securities or the equity securities of the IPO corporation as contemplated by Section 4.6) that is registered under the Securities Act or (ii) the initial voluntary listing of Shares (or any other Securities or the equity securities of the IPO corporation as contemplated by Section 4.6), that are registered under the Securities Act, on the New York Stock Exchange, the Nasdaq Stock Market or any other established securities exchange or successor to the foregoing.
“Joinder Agreement” means a joinder agreement substantially in the form of Annex A attached hereto.
“Jointly Indemnifiable Claims” has the meaning ascribed to such term in Section 7.1(c).
“Liquidity Event” has the meaning ascribed to such term in Section 4.7.

“Listing Event” means (i) the first sale or resale of the Common Stock to the general public in connection with a direct listing pursuant to an effective registration statement filed under the Securities Act, in each case, immediately after which such securities are registered on the New York Stock Exchange, the Nasdaq Stock Market or any other established securities exchange, (ii) a firm commitment underwritten public offering pursuant to an effective registration statement filed under the Securities Act covering the offering and sale of the Common Stock and listed on the New York Stock Exchange, the Nasdaq Stock Market or any other established securities exchange, (iii) any merger, amalgamation, business combination or similar transaction between the Company (or any newly formed direct or indirect parent thereof or any direct or indirect subsidiary thereof) and a “blank-check” company or special purpose acquisition company that results in equity securities of such resulting entity being registered under the Securities Act and listed on the New York Stock Exchange, the Nasdaq Stock Market or any other established securities exchange, or (iv) a reverse merger into a publicly traded entity that has a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended.
“Major Stockholders” means the (i) SL Stockholders, (ii) the TPP Stockholders, (iii) the HGGC Stockholders, (iv) the DIG Stockholders, (v) the BX Stockholders and (vi) any other Stockholder designated by SL.
“Majority Shelf Holders” has the meaning ascribed to such term in Section 5.2(b).
“Marketed Underwritten Shelf Take-Down” has the meaning ascribed to such term in Section 5.2(d)(iii).
“Necessary Action” means, with respect to a specified result, all actions (to the extent such actions are permitted by applicable law) necessary to cause such specified result, including (a) voting or providing a written consent or proxy with respect to a Stockholder’s Shares (and other voting Securities, if any) whether at any annual or special meeting, by written consent or otherwise, (b) causing the adoption of stockholders’ resolutions and amendments to the certificate of incorporation, bylaws or equivalent governing document, (c) causing members of the Board (to the extent such members were nominated or designated by the Person obligated to undertake the Necessary Action, and subject to any fiduciary duties that such members may have as Directors) to act in a certain manner or causing them to be removed in the event they do not act in such a manner, (d) executing agreements and instruments necessary to achieve such specified result, and (e) making, or causing to be made, with governmental, administrative or regulatory authorities, all filings, registrations or similar actions that are required to achieve such specified result.
“Organizational Documents” means, with respect to any Person, the articles and/or memorandum of association, certificate of incorporation, certificate of organization, bylaws, partnership agreement, limited liability company agreement, operating agreement, certificate of formation, certificate of limited partnership and/or other organizational or governing documents of such Person.
“Other Director” has the meaning ascribed to such term in Section 3.1(b)(iv).

“Participating Stockholder” has the meaning ascribed to such term in Section 4.9(a).
“Permitted Disclosee” has the meaning ascribed to such term in Section 3.3.
“Permitted Transferee” means:
(i)    in the case of any Employee Stockholder, the Applicable Employee of such Employee Stockholder, any family trusts and other estate-planning vehicles controlled solely by the Applicable Employee of such Employee Stockholder (unless otherwise determined by the Board) and, and with respect to which the sole beneficiaries are the Applicable Employee of such Employee Stockholder and/or such Applicable Employee’s Immediate Family Members; provided, that any such transferee enters into a Joinder Agreement in the form of Annex A;
(ii)    in the case of any Stockholder other than an Employee Stockholder that is a natural Person, any family trusts and other estate-planning vehicles controlled solely by such Stockholder (unless otherwise determined by the Board) and, with respect to which the sole beneficiaries are such Stockholder and/or his or her Immediate Family Members; provided, that any such transferee enters into a Joinder Agreement in the form of Annex A; and
(iii)    in the case of any Stockholder other than a Stockholder referenced in the foregoing clauses (i) and (ii), any Affiliate of such Stockholder, provided, that (1) any such transferee enters into a Joinder Agreement in the form of Annex A and (2) a Continuation Fund of such Stockholder or a successor Fund Vehicle of such Stockholder shall not be a “Permitted Transferee” of such Stockholder.
For the avoidance of doubt and other than in the case of a Continuation Fund of such Stockholder or a successor Fund Vehicle of such Stockholder, (v) each SL Stockholder will be a Permitted Transferee of each other SL Stockholder, (w) each TPP Stockholder will be a Permitted Transferee of each other TPP Stockholder, (x) each DIG Stockholder will be a Permitted Transferee of each other DIG Stockholder, (y) each HGGC Stockholder will be a Permitted Transferee of each other HGGC Stockholder and (z) each BX Stockholder will be a Permitted Transferee of each other BX Stockholder.
“Person” means an individual, any general partnership, limited partnership, limited liability company, corporation, trust, business trust, joint stock company, joint venture, unincorporated association, cooperative or association or any other legal entity or organization of whatever nature, and shall include any successor (by merger or otherwise) of such entity, or a government or any agency or political subdivision thereof.
“Pre-IPO Period” has the meaning ascribed to such term in Section 3.1(b).
“Preemptive Percentage” has the meaning ascribed to such term in Section 4.9(b).

“Prior Agreement” has the meaning ascribed to such term in the Recitals.
“Prior Investors” has the meaning ascribed to such term in the Recitals.
“Public Company” has the meaning ascribed to such term in Section 8.20.
“Public Company Event” means an IPO and/or SPAC Acquisition.
“Public Company Information” has the meaning ascribed to such term in Section 8.20.
“Purchase Agreement” has the meaning ascribed to such term in the Recitals.
“Recapitalization Notice” has the meaning ascribed to such term in Section 4.6(b).
“Recapitalization Transaction” means any transaction, or series of related transactions, in which one or more classes of Securities, any newly formed direct or indirect parent thereof and/or any direct or indirect Subsidiary or investment holding vehicle with respect to any of the foregoing are, in whole or in part among some or all of the holders of such securities, converted into, or exchanged for, securities in another form issued by the Company, any newly formed direct or indirect parent thereof and/or any direct or indirect Subsidiary or investment holding vehicle with respect to any of the foregoing, and in each case, the holders of Securities immediately prior to such transaction hold securities immediately after such transaction that have the same relative rights, benefits and obligations (taking into account any difference in legal form of the applicable entities).
“Representatives” means, with respect to any Person, such Person’s and its Affiliates’ respective directors, officers, employees, trustees, partners, members, stockholders, controlling persons, investment committee, financial advisors, attorneys, consultants, accountants, agents and other representatives.
“Restricted Period” has the meaning ascribed to such term in Section 4.2(a).
“Restricted Shelf Take-Down” has the meaning ascribed to such term in Section 5.2(d)(iv).
“Sale” has the meaning ascribed to such term in the Recitals.
“Sanctioned Country” has the meaning ascribed to such term in Section 2.1(i).
“SDN” has the meaning ascribed to such term in Section 2.1(i).
“SEC” means the U. S. Securities and Exchange Commission or any successor agency.
“Securities” means any equity securities of the Company, including any Shares, debt securities exercisable or exchangeable for, or convertible into equity securities of the

Company, or any option, warrant or other right to acquire any such equity securities or debt securities of the Company.
“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated pursuant thereto.
“Shares” means shares of Common Stock and another class or series of capital stock of the Company.
“Shelf Holder” has the meaning ascribed to such term in Section 5.2(a).
“Shelf Registration Notice” has the meaning ascribed to such term in Section 5.2(a).
“Shelf Suspension” has the meaning ascribed to such term in Section 5.2(c).
“Shelf Take-Down Initiating Holder” has the meaning ascribed to such term in Section 5.2(d)(i).
“SL” has the meaning ascribed to such term in the Preamble.
“SL Director” has the meaning ascribed to such term in Section 3.1(b)(iv).
“SL Liquidity Rights” has the meaning ascribed to such term in Section 4.7(a).
“SL Nominees” has the meaning ascribed to such term in Section 3.1(c).
“SPAC Acquisition” means any merger, amalgamation, business combination or similar transaction between the Company (or any newly formed direct or indirect parent thereof or any direct or indirect subsidiary thereof) and a “blank-check” company or special purpose acquisition company (i.e., a “SPAC”) that results in equity securities of such resulting entity being registered under the Securities Act and listed on the New York Stock Exchange, the Nasdaq Stock Market or any other established securities exchange or successor to the foregoing.
“Specified Reps” has the meaning ascribed to such term in Section 4.4(b)(iv).
“Spousal Consent” has the meaning ascribed to such term in Section 2.1(g).
“Stockholders” has the meaning ascribed to such term in the Preamble.
“Subscription Period” has the meaning ascribed to such term in Section 4.9(a).
“Subsidiary” means, with respect to any Person, any entity of which (i) a majority of the total voting power of shares of stock or equivalent ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, trustees or other members of the applicable governing body thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that

Person or a combination thereof, or (ii) if no such governing body exists at such entity, a majority of the total voting power of shares of stock or equivalent ownership interests of the entity is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing member or general partner of such limited liability company, partnership, association or other business entity.
“Subsidiary Board” has the meaning ascribed to such term in Section 3.1(d).
“Tag-Along Buyer” has the meaning ascribed to such term in Section 4.4(a).
“Tag-Along Participation Notice” has the meaning ascribed to such term in Section 4.4(b).
“Tag-Along Sale” has the meaning ascribed to such term in Section 4.4(a).
“Tag-Along Sale Notice” has the meaning ascribed to such term in Section 4.4(a).
“Tag-Along Sale Percentage” has the meaning ascribed to such term in Section 4.4(a).
“Tag-Along Sellers” has the meaning ascribed to such term in Section 4.4(b).
“Tag-Along Shares” has the meaning ascribed to such term in Section 4.4(a).
“Third Party Shelf Holder” has the meaning ascribed to such term in Section 5.2(a).
“Top-Up Amount” means an amount per share equal to: $23.12 x (1 + IRR Hurdle)(D / 365) minus any per share dividend or distribution paid on the shares of Common Stock prior to a Change of Control.
“D” means the lesser of (i) number of calendar days elapsed starting on the day after the Closing Date and ending on the closing date of the Change of Control and (ii) 912.
“IRR Hurdle” means 12.5%.
“TPP” has the meaning ascribed to such term in the Preamble.
“TPP Stockholders” has the meaning ascribed to such term in the Preamble.
“transfer” means a, direct or indirect, sale, exchange, assignment, pledge, hypothecation, mortgage, gift or other transfer, disposition or encumbrance, in each case,

whether voluntary or involuntary or by operation of law (including by a direct or indirect transfer of equity, ownership or economic interests, or options, warrants or other contractual rights to acquire an equity, ownership or economic interest).
“Transferable Shares” means (i) Shares and (ii) solely with respect to Section 4.4 and Section 4.5, the number of shares of Common Stock issuable upon exercise of Company Stock Options that are fully vested and exercisable as of the relevant date of determination; provided, that for the avoidance of doubt, Company Stock Options are not Transferable Shares.
“Underwritten Shelf Take-Down” has the meaning ascribed to such term in Section 5.2(d)(ii).
“Underwritten Shelf Take-Down Notice” has the meaning ascribed to such term in Section 5.2(d)(ii).
Section 1.2.    General Interpretive Principles. The name assigned to this Agreement and the section captions used herein are for convenience of reference only and shall not be construed to affect the meaning, construction or effect hereof. Unless otherwise specified, the terms “hereof,” “herein” and similar terms refer to this Agreement as a whole, and references herein to Articles or Sections refer to Articles or Sections of this Agreement. For purposes of this Agreement, the words, “include,” “includes” and “including,” when used herein, shall be deemed in each case to be followed by the words “without limitation.” The terms “dollars” and “$” shall mean United States dollars. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party because of the authorship of any provision of this Agreement. Furthermore, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application to the parties hereto and is expressly waived.
ARTICLE II
REPRESENTATIONS AND WARRANTIES
Section 2.1.    Representations and Warranties of the Stockholders. Each of the Stockholders hereby represents and warrants severally and not jointly to the Company on the date hereof (and in respect of (i) Persons who become a party to this Agreement after the date hereof and (ii) Persons who became a party to this Agreement prior to the date hereof and not executing this Agreement as of the date hereof, such Stockholder hereby represents and warrants to the Company on the date of its execution of a Joinder Agreement or when such Stockholder otherwise became party to this Agreement) as follows:
(a)    Such Stockholder, to the extent applicable, is duly organized or incorporated, validly existing and in good standing under the laws of the jurisdiction of its organization or incorporation and has all requisite power and authority to conduct its business as it is now being conducted and is proposed to be conducted.

(b)    Such Stockholder has the full power, authority and legal right to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement have been duly authorized by all necessary action, corporate or otherwise, of such Stockholder. This Agreement has been duly executed and delivered by such Stockholder and constitutes its, his or her legal, valid and binding obligation, enforceable against it, him or her in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally.
(c)    The execution and delivery by such Stockholder of this Agreement, the performance by such Stockholder of its, his or her obligations hereunder by such Stockholder does not and will not violate (i) in the case of Stockholders who are not individuals, any provision of its Organizational Documents, (ii) any provision of any material agreement to which it, he or she is a party or by which it, he or she is bound or (iii) any law, rule, regulation, judgment, order or decree to which it, he or she is subject.
(d)    No notice, consent, waiver, approval, authorization, exemption, registration, license or declaration is required to be made or obtained by such Stockholder in connection with the execution, delivery or enforceability of this Agreement.
(e)    Such Stockholder is not currently in violation of any law, rule, regulation, judgment, order or decree, which violation could reasonably be expected at any time to have a material adverse effect upon such Stockholder’s ability to enter into this Agreement or to perform its, his or her obligations hereunder.
(f)    There is no pending legal action, suit or proceeding that would materially and adversely affect the ability of such Stockholder to enter into this Agreement or to perform its, his or her obligations hereunder.
(g)    If such Stockholder is an individual and married, he or she has delivered, or if such Stockholder is an individual and becomes married subsequent to the date hereof, will deliver, to the other Stockholders and the Company a duly executed copy of a Spousal Consent in the form attached hereto as Annex B (a “Spousal Consent”).
(h)    Neither (i) such Stockholder, (ii) any of its directors, executive officers, other officers that may serve as a director or officer of any company in which it invests, general partners or managing members, nor (iii) any beneficial owner of any of the Company’s voting equity securities (in accordance with Rule 506(d) of the Securities Act) held by such Stockholder is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii) under the Securities Act (a “Disqualification Event”), except for Disqualification Events covered by Rule 506(d)(2) or (d)(3) under the Securities Act and disclosed reasonably in advance of the date hereof in writing in reasonable detail to the Company. Such Stockholder covenants to provide such information to the Company as the Company may reasonably request in order to comply with the disclosure obligations set forth in Rule 506(e) of the Securities Act.
(i)    None of the Stockholders are, or for the past five (5) years has been: (1) located, organized, or resident in a country or territory that is, or whose government is, the subject of applicable laws and regulations that broadly prohibit dealings therein (currently, Cuba, Iran, North Korea, Russia, Syria, and the Crimea, Donetsk, and Luhansk regions of Ukraine (each a “Sanctioned Country”)); (2) owned or controlled by the government of a Sanctioned Country; or (3)(i) designated on an applicable government prohibited parties list, including, without limitation, the United States Department of the Treasury’s Office of Foreign Assets Control’s Specially Designated Nationals (“SDN”) and Blocked Persons List, Sectoral Sanctions Identifications List, Non-SDN Menu-Based Sanctions List, or the Non-SDN Chinese Military-Industrial Complex Companies List; the European Union’s Consolidated List of Sanctions; or Her Majesty’s Treasury’s Consolidated List of Financial Sanctions Targets; or (ii) directly or indirectly owned or controlled by such listed party.
ARTICLE III
GOVERNANCE
Section 3.1.    Board.
(a)    Board Size. The size of the Board shall be determined in the manner set forth from time to time in the Company’s certificate of incorporation and/or herein. The SL Stockholders shall have the right to increase or decrease the then current size of the Board by providing the Company written notice; provided, that, the SL Stockholders shall not be entitled to decrease the size of the Board if it would cause a director designated pursuant to Section 3.1(b)(i) and Section 3.1(b)(ii) to be removed from the Board. As of the date hereof, the Board shall consist of the following Directors: (i) Adam Edmunds, (ii) Chase Harrington, (iii) Nobu Mutaguchi, (iv) Kyle Paster (as, for the avoidance of doubt, an SL Director), (v) Todd Pedersen and (vi) John Rudella (as, for the avoidance of doubt, an SL Director).
(b)    Board Representation Prior to an IPO. From the date of this Agreement until the consummation of an IPO (the “Pre-IPO Period”), each Stockholder will take all Necessary Action to elect and continue in office a Board consisting solely of the following Persons (subject to the other provisions of this Section 3.1):
(i)    the CEO as of such date;
(ii)    one (1) Director designated by TPP, for so long as TPP holds at least thirty percent (30%) of the Shares it holds as of the Closing Date;
(iii)     two (2) Independent Directors designated by the SL Stockholders and approved by the vote of the holders of a majority of the Shares held by the Stockholders (other than the SL Stockholders) (provided, that, (A) in the event such approval is not obtained, such Director seats will remain vacant until a Director is designated and approved in accordance with this clause (iii) and (B) the two (2) Independent Director seats shall initially be vacant until filled in accordance with this clause (iii)); and
(iv)    the remaining Directors designated by the SL Stockholders as either (A) an SL Director (each Director designated by the SL Stockholders as an SL

Director, an “SL Director”), or (B) an Other Director (each Director designated by the SL Stockholders as an Other Director, an “Other Director”).
(c)    Post-IPO Board Designation Rights. After the Pre-IPO Period, to the extent permitted by applicable law and the rules of the principal stock exchange or inter-dealer quotation system on which the Shares are then traded or listed, the SL Stockholders shall have the right to nominate a number of individuals for election to the Board equal to the product of the following (such individuals, the “SL Nominees”): (i) the percentage of the outstanding Securities beneficially owned by the SL Stockholders, taken together, multiplied by (ii) the number of directors then on the Board, rounded up to the nearest whole number; provided, that the SL Stockholders shall have the right to nominate at least one (1) SL Nominee for so long as the SL Stockholders beneficially own, in the aggregate, at least five percent (5%) of the then outstanding Securities of the Company.
(i)    For so long as the SL Stockholders have the right to nominate a SL Nominee for election pursuant to Section 3.1(c), in connection with each election of Directors, the Company shall nominate each such SL Nominee for election as a Director as part of the slate that is included in the proxy statement (or consent solicitation or similar document) of the Company relating to the election of Directors, and shall provide the highest level of support for the election of each SL Nominee as it provides to any other individual standing for election as a Director as part of the Company’s slate of Directors.
(ii)    In the event that any SL Nominee shall cease to serve as a Director for any reason (other than the failure of the Stockholders to elect such individual as a Director), the SL Stockholders shall have the right to appoint another SL Nominee to fill the vacancy resulting therefrom.
(iii)    Each Stockholder shall take all Necessary Action to effect the appointment of each SL Nominee nominated in accordance herewith, except to the extent the SL Stockholders may otherwise consent in writing.
(d)    Subsidiary Boards. During the Pre-IPO Period, upon the written request of the SL Stockholders, to the extent possible under applicable law, the Company shall take all Necessary Action, and shall cause the Subsidiaries of the Company to take all Necessary Action, to cause the board of directors (or equivalent governing body) of any Subsidiary of the Company (such governing body, a “Subsidiary Board”) to include the Directors designated by the Board of the Company, unless such Subsidiary of the Company is member-managed by its parent company.
(e)    Committees. The Board may establish such committees (each, a “Committee”) as the Board shall approve, with such authority as the Board shall so determine from time to time. During the Pre-IPO Period, (i) the SL Stockholders shall be entitled to designate one or more SL Directors to be included on all Committees and (ii) the SL Stockholders shall be entitled to designate one or more members of each such Committee that are entitled, in the aggregate, to cast at least a majority of votes entitled to be cast by all members of each such Committee.
(f)    Resignation; Removal; Vacancies. Any Director may resign at any time by delivering his or her resignation in writing or by Electronic Transmission to the Company, to take effect at the time specified in the resignation. The acceptance of a resignation, unless required by its terms, shall not be necessary to make it effective. In addition, any Director designated pursuant to Section 3.1(b) may be removed (with or without cause) from time to time and at any time only by the applicable Stockholder that designated such Director. Any vacancy on the Board in respect of a Director designated pursuant to Section 3.1(b) due to such Director’s resignation, removal, death or disqualification may only be filled by the applicable Stockholders that have the right to designate such Director in accordance with Section 3.1(b) (but only for so long as such Stockholders maintain the right to designate such Director) and only in accordance with the terms of this Agreement.
(g)    Quorum; Manner of Acting. During the Pre-IPO Period:
(i)    in order to establish a quorum of any meeting of the Board, any Subsidiary Board or any Committee (each, a “Governing Body”), as applicable, there shall be present (x) a majority of the aggregate voting power of all members of the Governing Body, as applicable and (y) at least one (1) SL Director (to the extent an SL Director is a member of such Governing Body); and
(ii)    in accordance with and as permitted by, Section 141(d) of the DGCL, at any meeting of a Governing Body or with respect to any written consent in lieu of such meeting: (x) each Director, other than any SL Director but including any Other Director, shall be entitled to cast one (1) vote; and (y) each SL Director (or, if the SL Stockholders shall designate in writing a specific SL Director as having the “supermajority voting” power, such designated SL Director) shall be entitled to cast in any vote or written consent, a number of votes equal to the quotient obtained by dividing (x) the sum of (A) one, plus (B) the aggregate number of votes that all Directors then in office who are not SL Directors are entitled to cast at such meeting or with respect to such written consent, by (y) the number of SL Directors then in office.
(h)    Board Meetings; Action Without a Meeting.
(i)    Place of Meetings. Meetings of the Board may be held at any place within or outside of the State of Delaware, as may from time to time be fixed by resolution of the Board, or as may be specified in the notice of meeting.
(ii)    Participation by Conference Call. Any or all members of the Board, any Subsidiary Board or any Committee may participate in a meeting of the Board, such Subsidiary Board or such Committee by means of a conference telephone or other communications equipment allowing all Persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at the meeting.

(iii)    Regular Meetings. Regular meetings of the Board may be held at such times and places as the Board reasonably determines, upon written notice to all of the Directors of the Board, such notice including the place, date and time and the purpose or purposes of each regular meeting of the Board and delivered by mail or email, or transmitted via other electronic means, at least two (2) Business Days before such regular meeting, or by delivering the same personally at least two (2) Business Days before such regular meeting. Notice of any regular meeting of the Board need not be given to any Director of the Board, however, if waived by him or her in writing whether before or after such meeting is held, or if he or she shall be present at such meeting, and any meeting of the Board shall be a legal meeting without any notice thereof having been given, if all the Director of the Board then in office are present; except when one or more Director(s) of the board attends a meeting solely for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.
(iv)    Special Meetings. Special meetings of the Board may be called by the Directors having a majority of the total voting power of the Board. A notice of the place, date and time and the purpose or purposes of each special meeting of the Board shall be given to each Director of the Board by mail or email, or transmitted via other electronic means, at least forty-eight (48) hours before such special meeting, or by delivering the same personally at least forty-eight (48) hours before such special meeting. Notice of any special meeting of the Board need not be given to any Director of the Board, however, if waived by him or her in writing whether before or after such meeting is held, or if he or she shall be present at such meeting, and any such meeting of the Board shall be a legal meeting without any notice thereof having been given, if all the Directors of the Board then in office are present, except, in any such case, when one or more Director(s) of the Board attends a meeting solely for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not called or convened in accordance with this Agreement.
(i)    Action Without a Meeting. Any action required or permitted to be taken by the Board, any Subsidiary Board or any Committee may be taken without a meeting if all of the members of the Board, such Subsidiary Board or such Committee, as applicable, have consented in writing or by Electronic Transmission (including via email) to the adoption of a resolution authorizing the action. The resolutions, written consents or Electronic Transmissions of the members of the Board, Subsidiary Board or Committee, as applicable, shall be filed with the minutes of the proceedings of the Board, Subsidiary Board or Committee, as applicable. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.
(j)    Board Observers.
(i)    For so long as the HGGC Stockholders hold at least fifty percent (50%) of the Shares held by the HGGC Stockholders as of March 13, 2022, the HGGC Stockholders shall have the right to designate one (1) non-voting board observer (the

“HGGC Observer”) who will be entitled to attend all meetings of the Board and any committees of the Board that include an SL Director and participate in all deliberations of the Board and such committees and, in this respect, shall receive copies of all notices, minutes, consents, and other materials provided to the directors at the same time and in the same manner as provided to such directors, provided, that such observer shall have no voting rights with respect to actions taken or elected not to be taken by the Board or any committee, and provided, further, that the Company shall be entitled to exclude such observer from such portions of a Board or committee meeting to the extent (A) such observer’s presence would be reasonably likely to result in (1) the waiver of attorney-client privilege or (2) such meeting relates to transaction(s) between the HGGC Stockholders or their respective Affiliates, on the one hand, and the Company or any of its Subsidiaries, on the other hand, or (B) the removal of such observer is required under applicable Law or the rules of any stock exchange applicable to the Company. The initial HGGC Observer shall be Steve Young or, in the event that Steve Young cannot attend or participate in a meeting of the Board, the HGGC Observer shall be Steven Leistner.
(ii)    For so long as the DIG Stockholders hold at least fifty percent (50%) of the Shares held by the DIG Stockholders as of March 13, 2022, the DIG Stockholders shall have the right to designate one (1) non-voting board observer (the “DIG Observer”) who will be entitled to attend all meetings of the Board and any committees of the Board that include an SL Director and participate in all deliberations of the Board and such committees and, in this respect, shall receive copies of all notices, minutes, consents, and other materials provided to the directors at the same time and in the same manner as provided to such directors, provided, that such observer shall have no voting rights with respect to actions taken or elected not to be taken by the Board or any committee, and provided, further, that the Company shall be entitled to exclude such observer from such portions of a Board or committee meeting to the extent (A) such observer’s presence would be reasonably likely to result in (1) the waiver of attorney-client privilege or (2) such meeting relates to transaction(s) between the DIG Stockholders or their respective Affiliates, on the one hand, and the Company or any of its Subsidiaries, on the other hand, or (B) the removal of such observer is required under applicable Law or the rules of any stock exchange applicable to the Company. The initial DIG Observer shall be designated by the DIG Stockholders following the date hereof upon written notice to the Company.
(iii)    For so long as the BX Stockholders hold at least fifty percent (50%) of the Shares held by the BX Stockholders as of the Closing Date, the BX Stockholders shall have the right to designate one (1) non-voting board observer (the “BX Observer”) who will be entitled to attend all meetings of the Board and any committees of the Board that include an SL Director and participate in all deliberations of the Board and such committees and, in this respect, shall receive copies of all notices, minutes, consents, and other materials provided to the directors at the same time and in the same manner as provided to such directors, provided, that such observer shall have no voting rights with respect to actions taken or elected not to be taken by the Board or any committee, and provided, further, that the Company shall be entitled to exclude such observer from such portions of a Board or committee meeting to the extent (A) such observer’s presence would be reasonably likely to result in (1) the waiver of attorney-client privilege or (2) such meeting relates to transaction(s) between the BX Stockholders or their respective Affiliates, on the one hand, and the Company or any of its Subsidiaries, on the other hand, or (B) the removal of such observer is required under applicable Law or the rules of any stock exchange applicable to the Company. The initial BX Observer shall be designated by the BX Stockholders following the date hereof upon written notice to the Company. The initial BX Observer shall be Brian Dunlap.
(k)    Consultation Rights. Until the earlier of the consummation of (i) a Public Company Event and (ii) a Change of Control, the Company and its Subsidiaries shall consult with each of the SL Stockholders and the DIG Stockholders prior to entering into any transaction, agreement or other understanding with any Seller Party (as defined in the Purchase Agreement).
(l)    Expense Reimbursement. Directors, the DIG Observer, the HGGC Observer and the BX Observer shall be reimbursed by the Company for all actual and reasonable out-of-pocket costs and expenses incurred by them in connection with their service on any Governing Body (including travel (which in the case of air travel shall be limited to travel by commercial airlines), lodging and meal expenses). In the case of a Director who is also an employee of the Company or any Subsidiary, the foregoing expense reimbursement shall not include any costs and expenses incurred by such director with respect to entering into an employment, equity, award, grant or other arrangements with the Company or any Subsidiary, except as otherwise agreed to in writing between the Company (and approved in advance by the Board) and any such Director.
Section 3.2.    Information Rights. Subject to Section 3.3, each of the Major Stockholders shall be entitled to receive information relating to the Company and its Subsidiaries, and the Company shall deliver to each Major Stockholder information, as set forth in this Section 3.2. Except as set forth in this Section 3.2, each Stockholder (other than the SL Stockholders, the HGGC Stockholders, the DIG Stockholders and the BX Stockholders) irrevocably and unconditionally waives and agrees not to assert any right to inspect the Company’s or its direct or indirect Subsidiaries’ books and records pursuant to Section 220 of the DGCL. In furtherance of the foregoing, the Company shall deliver to each Major Stockholder:
(a)    as soon as practicable after the end of each fiscal year of the Company, and in any event within one hundred twenty (120) days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its Subsidiaries, if any, as at the end of such fiscal year, and consolidated statements of income, cash flows and stockholders’ equity of the Company and its Subsidiaries, if any, in each case, audited and for such year, prepared in accordance with GAAP consistently applied;
(b)    as soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event within forty-five (45) days after the end of the first, second, and third quarterly accounting periods in each fiscal year of the Company, an unaudited consolidated balance sheet of the Company and its Subsidiaries, if any, as of the end of each such quarterly period, and unaudited consolidated statements of income, cash flows and stockholders’ equity of the Company and its Subsidiaries, if any, for such period, prepared in accordance with GAAP (except that such financial statements may (A) be subject to normal year-end audit adjustments and (B) not contain all notes thereto that may be required in accordance with GAAP);
(c)    as soon as practicable, but in any event within forty-five (45) days after the end of each quarter of each fiscal year of the Company, a statement showing the number of shares of each class and series of capital stock and securities convertible into or exercisable for shares of capital stock outstanding at the end of the period, the Common Stock issuable upon conversion or exercise of any outstanding securities convertible or exercisable for Common Stock and the exchange ratio or exercise price applicable thereto, and the number of shares of issued stock options and stock options not yet issued but reserved for issuance, if any, all in sufficient detail as to permit the Investors to calculate their respective percentage equity ownership in the Company;
(d)    within thirty (30) days of the end of each month, an unaudited income statement for such month, and an unaudited balance sheet as of the end of such month, all prepared in accordance with GAAP (except that such financial statements may (A) be subject to normal year-end audit adjustments and (B) not contain all notes thereto that may be required in accordance with GAAP);
(e)    prior to the end of each fiscal year, a budget and business plan for the next fiscal year, approved by the Board and prepared on a monthly basis, including balance sheets, income statements and statements of cash flows for such months and, as soon as prepared, any other budgets or revised budgets prepared by the Company; and
(f)    such other information relating to the financial condition, business or corporate affairs of the Company and/or its Subsidiaries as any Major Stockholder may from time to time reasonably request.
(g)    Each Stockholder that is party to a Convertible Note and/or note purchase agreement hereby acknowledges and agrees that this Section 3.2 supersedes and automatically terminates and replaces any information and inspection rights provided in such Convertible Note and/or note purchase agreement.
Section 3.3.    Confidentiality. Without limiting the terms of any other agreement entered into by the Company or any Stockholder, the terms of this Agreement and any information, documents or other materials obtained hereunder, including pursuant to Section 3.2, or otherwise provided to any Stockholder shall be confidential and no party to this Agreement shall disclose to any Person not a party to this Agreement any of the terms of this Agreement or any information, documents or other materials obtained pursuant to Section 3.2 or other information of the Company or its Subsidiaries otherwise obtained (collectively, the “Confidential Information”), other than (a) to its and its Affiliates’ employees, auditors, investors, sources of financing, partners, members, creditors, advisors or counsel, in each case, to the extent such disclosure reasonably relates to the administration of the investment represented by the Securities and who are informed that such information is subject to the provisions of this Section 3.3 and who enter into or are otherwise subject to confidentiality arrangements with such Stockholder in form and substance reasonably satisfactory to such Stockholder, (b) as may be (x) requested or required by applicable law, regulation (including under the Securities Act or the Exchange Act), this Agreement or exchange listing requirements or any regulatory or governmental authority, (y) disclosed to a regulatory or governmental authority with jurisdiction over such party who requests such disclosure; provided, that, such disclosing party agrees to (A) promptly notify the Company of the existence, terms and circumstances surrounding such request, unless prohibited from doing so by law or administrative order, (B) consult with the Company on the advisability of taking legally available steps to resist or narrow such request, (C) assist (at the Company’s expense) the Company in seeking a protective order or other appropriate remedy, and (D) in the event that such protective order or other remedy is not obtained or that the Company waives compliance with the provisions hereof, such disclosing party, may disclose to any governmental authority only that portion of the Confidential Information which such disclosing party determines is required to be disclosed, and such disclosing party shall request that confidential treatment be accorded such Confidential Information or (z) necessary in connection with any litigation among the parties hereto or to negotiate and effect a transfer of Securities if and to the extent permitted under this Agreement, (c) the disclosure by any Major Stockholders and their respective Affiliates to their respective investors and prospective investors of information of the type that is customarily disclosed to investors and prospective limited partners of private equity or other investment funds, provided that such investors and prospective investors enter into or are otherwise subject to confidentiality arrangements with such Major Stockholders or such Affiliate, as applicable, (d) disclosure that is reasonably required or advisable with a tax audit involving the Company, a Stockholder or its Affiliates, and (e) to the extent the SL Stockholders consent in writing. For the avoidance of doubt, subject to Section 7.2, no Stockholder shall be permitted to disclose, divulge or use any Confidential Information to any Person if members of the Board not affiliated with such Stockholder have in good faith previously designated in writing that such Person is a Competitor. Even where any disclosure, divulgence or use of any Confidential Information is permitted pursuant hereto, each Stockholder agrees that it will not export or re-export any Confidential Information except in compliance with all U.S. and other export control laws and regulations. Each Stockholder further agrees to protect and maintain, and to cause each Person to whom Confidential Information is disclosed (any such Person, a “Permitted Disclosee”) to protect and maintain, the confidentiality and security of, and to exercise the highest standard of care as it exercises to prevent the unauthorized disclosure or unauthorized use of its own proprietary information, which shall be no less than reasonable care, with respect to, the Confidential Information. Each Stockholder shall be liable for any disclosure or unauthorized use by the Permitted Disclosees or other representatives of such Stockholder in contravention of this Section 3.3. Each Stockholder further agrees to notify the Company in writing of any actual or suspected misuse, misappropriation or unauthorized disclosure of the Confidential Information, which may come to its attention.

Section 3.4.    Termination. This Article III (other than Section 3.1(c), Section 3.1(l) and Section 3.3) shall terminate and be of no further force and effect upon the earlier of the consummation of (i) a Public Company Event and (ii) a Change of Control.
ARTICLE IV
TRANSFERS
Section 4.1.    General Restrictions on Transfers.
(a)    Generally.
(i)    No Stockholder, except for the Major Stockholders after May 9, 2030, if a Change of Control or Public Company Event has not occurred on or prior to such date (such period, the “MS Restricted Period”), may directly or indirectly, transfer any Securities; provided, that a Stockholder may transfer (x) Transferable Shares, (y) to Permitted Transferees in accordance with Section 4.3 or (z) solely with the prior written consent of the Board, other Securities, in each case if and only if (i) such transfer is made on the books and records of the Company and is in compliance with the provisions of this Article IV (including Section 4.2) and any other agreement applicable to the transfer of such Transferable Shares, (ii) the transferee (if other than (A) the Company or another Stockholder, (B) a transferee pursuant to an offer and sale registered under the Securities Act or, solely following an Public Company Event, (so long as the transferee is not an Affiliate or Permitted Transferee of a Stockholder) a transferee pursuant to Rule 144 under the Securities Act or (C) solely following an IPO, pursuant to a sale exempt from registration so long as the transferee is not an Affiliate or Permitted Transferee of a Stockholder and such transferee enters into a written agreement for the benefit of the IPO corporation confirming its agreement to comply with Section 4.1(c)) agrees to become a party to this Agreement pursuant to Article VI hereof and executes and delivers to the Company a Joinder Agreement in the form attached hereto as Annex A and (iii) in the case of a transfers to a natural person (if other than (A) another Stockholder, (B) a transferee pursuant to an offer and sale registered under the Securities Act or, solely following an IPO, (so long as the transferee is not an Affiliate or Permitted Transferee of a Stockholder) a transferee pursuant to Rule 144 under the Securities Act or (C) solely following an IPO, pursuant to a sale exempt from registration so long as the transferee is not an Affiliate or Permitted Transferee of a Stockholder and such transferee enters into a written agreement for the benefit of the IPO corporation confirming its agreement to comply with Section 4.1(c)), such natural person’s spouse executes and delivers to the Company a Joinder Agreement in the form attached hereto as Annex A and a Spousal Consent in the form attached hereto as Annex B. Notwithstanding anything to the contrary in this Agreement, (1) a transfer of partnership interests, limited liability company interests, equity interests or similar interests in any of the SL Stockholders, DIG Stockholders, HGGC Stockholders, TPP Stockholders or BX Stockholders, any Fund Vehicle Affiliated with any such Person or any direct or indirect parent entity or investment holding vehicle with respect to any such Person or such Fund Vehicle, and/or (2) any pledge of Securities to secure any debt financing (and any foreclosure thereon), in each such case, shall not constitute a “transfer” for purposes of this Agreement (clauses (1) and (2), an “Exempted Transfer”). Prior to any pledge of Securities as contemplated by the definition of Exempted Transfer, the applicable Stockholder shall require that the Person (or Persons) that is the beneficiary of such pledge, and any other Person (or Persons) with the ability to foreclose on the applicable Securities pursuant to, or in connection with, the pledge, either (1) execute a joinder to this Agreement as a “Stockholder”, with such joinder becoming automatically effective immediately prior to any foreclosure pursuant to, or otherwise related to, such pledge of Securities (any such foreclosure, a “Foreclosure”) or (2) enter into an agreement with the Company satisfactory to the Board with respect to any Foreclosure. Any Stockholder who is the subject of a Foreclosure shall notify the Company in writing within ten (10) days of such Foreclosure. Such notice will be considered an irrevocable offer to the Company (or any assignee(s) of the Company as designated by the Company) to purchase all (or any portion) of the Securities subject to the Foreclosure (the “Foreclosure Securities”) for a cash purchase price equal to the fair market value of the Foreclosure Securities (as determined in good faith by the Board) at the time of such Foreclosure, which offer can be accepted at any time following the receipt of such notice. On the closing of the purchase of Foreclosure Securities pursuant to this Section 4.1(a)(i), the Company (or any assignee(s) of the Company as designated by the Company) will deliver cash equal to the purchase price of the Foreclosure Securities that are being purchased and the Foreclosure Securities will be assigned, transferred and delivered to the Company (or any assignee(s) of the Company as designated by the Company) free and clear of all encumbrances.
(ii)    Any purported transfer of Securities or any interest in any Securities by any Stockholder that is not in compliance with this Agreement shall be null and void, and the Company shall refuse to recognize any such transfer for any purpose and shall not reflect in its register of stockholders or otherwise any change in record ownership of Securities pursuant to any such transfer.
(b)    Fees and Expenses. Except as otherwise provided herein or in any other applicable agreement between a Stockholder (or any of its Affiliates) and the Company, any Stockholder that proposes to transfer Transferable Shares in accordance with the terms and conditions hereof shall be responsible for any reasonable fees and expenses (including any stamp, transfer, recording or similar taxes) incurred by the Company in connection with such transfer.
(c)    Securities Law Acknowledgement. Each Stockholder acknowledges that the Common Stock has not been registered under the Securities Act and may not be transferred, except as otherwise provided herein, pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from registration under the Securities Act. Each Stockholder agrees that it will not transfer any Common Stock at any time if such action would (i) constitute a violation of any securities laws of any applicable jurisdiction or a breach of the conditions to any exemption from registration of Common Stock under any such laws or a breach of any undertaking or agreement of such Stockholder entered into pursuant to such laws or in connection with obtaining an exemption thereunder, (ii) cause the Company to become subject to the registration requirements of the U.S. Investment Company Act of 1940, as amended from time to time, or (iii) be a non-exempt “prohibited transaction” under ERISA or Section 4975 of the Code or cause all or any portion of the assets of the Company to constitute “plan assets” for purposes of fiduciary responsibility or prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code. Each Stockholder agrees it shall not be entitled to any certificate for any or all of the Common Stock, unless the Board shall otherwise determine.
(d)    Legend.
(i)    Each certificate (or book-entry share) evidencing Shares shall bear the following restrictive legend, either as an endorsement or on the face thereof:
THE SALE, ASSIGNMENT, TRANSFER OR OTHER DISPOSITION OF THE SECURITIES EVIDENCED BY THIS CERTIFICATE IS RESTRICTED BY THE TERMS OF AN AMENDED AND RESTATED STOCKHOLDERS AGREEMENT, DATED AS OF MAY 9, 2025, AS IT MAY BE AMENDED, MODIFIED OR SUPPLEMENTED FROM TIME TO TIME, COPIES OF WHICH ARE ON FILE WITH THE ISSUER OF THIS CERTIFICATE. NO SUCH SALE, ASSIGNMENT, TRANSFER OR OTHER DISPOSITION SHALL BE EFFECTIVE UNLESS AND UNTIL THE TERMS AND CONDITIONS OF SUCH STOCKHOLDERS AGREEMENT HAVE BEEN COMPLIED WITH IN FULL.
THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY OTHER JURISDICTION AND MAY NOT BE SOLD OR TRANSFERRED OTHER THAN IN ACCORDANCE WITH THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED (OR OTHER APPLICABLE LAW), OR AN EXEMPTION THEREFROM.
(ii)    In the event that either or both of the paragraphs in the restrictive legend set forth in Section 4.1(d)(i) has ceased to be applicable, the Company shall provide any Stockholder, at his, her or its request, without any expense to such Stockholder (other than applicable transfer taxes and similar governmental charges, if any), with new certificates (or evidence of book-entry share) for such Securities of like tenor not bearing such paragraph(s) of the legend with respect to which the restriction has ceased and terminated (it being understood that the restriction referred to in the first paragraph of the legend in Section 4.1(d)(i) shall cease and terminate only upon the termination of this Article IV with respect to the Stockholder holding such Securities).
(e)    No Other Proxies or Voting Agreements. No Stockholder shall grant any proxy or enter into or agree to be bound by any voting trust with respect to any Securities or enter into any agreements or arrangements of either kind with any person with respect to any

Securities, including agreements or arrangements with respect to the acquisition, disposition or voting (if applicable) of any Securities, nor shall any Stockholder act, for any reason, as a member of a group or in concert with any other persons in connection with the acquisition, disposition or voting (if applicable) of any Securities.
(f)    Acknowledgement. Each Stockholder acknowledges and agrees that the restrictions on transfer of Securities or any interest in Securities as set forth in this Article IV may adversely affect the proceeds received by such Stockholder in any sale, transfer or liquidation of any such Securities, and as a result of such restrictions on transfer, it may not be possible for such Stockholder to liquidate all or any part of such Stockholder’s interest in Securities at the time of such Stockholder’s choosing. Each Stockholder further acknowledges and agrees that none of the Company and/or the SL Stockholders shall have any liability to such Stockholder arising from, relating to or in connection with the restrictions on transfer of Securities or any interest in Securities as set forth in this Article IV, except to the extent the Company or such SL Stockholder fails to comply with its obligations to such Stockholder pursuant to this Article IV.
(g)    Post-MS Restricted Period Transfers. After the MS Restricted Period, each Major Stockholder or its Permitted Transferees shall have the right to Transfer all (but not less than all) of the Securities then held by such Major Stockholder (such securities, the “MS Securities”); provided, that such Major Stockholder must first offer the Company and the SL Stockholders the option to purchase all (but not less than all) of the MS Securities (such right, a “Right of First Refusal”) pursuant to the following:
(i)    Each Major Stockholder hereby unconditionally and irrevocably grants to the Company a Right of First Refusal to purchase all (but not less than all) of the MS Securities that such Major Stockholder may propose to Transfer, at the same price and on the same terms and conditions as those offered to any prospective transferee.
(ii)    Each Major Stockholder proposing to Transfer MS Securities must deliver a transfer notice (the “Proposed Transfer Notice”) to the Company and the SL Stockholders not later than 21 days prior to the consummation of such proposed Transfer (such 21-day period, the “ROFR Period”). Such Proposed Transfer Notice shall contain the material terms and conditions (including price and form of consideration) of the proposed Transfer, the identity of the prospective transferee and the intended date of the proposed Transfer. To exercise its Right of First Refusal under this Section 4.1(g), the Company must deliver a notice of the Company’s intent to purchase the MS Securities (the “Company Notice”) to the selling Major Stockholder and the SL Stockholders within 14 days after delivery of the Proposed Transfer Notice. If the Company does not provide the Company Notice exercising its Right of First Refusal with respect to the MS Securities subject to a proposed Transfer, the Company must deliver a notice (the “Secondary Notice”) to the selling Major Stockholder and the SL Stockholders to that effect no later than 14 days after the date of delivery of the Proposed Transfer Notice to the Company. To exercise its secondary Right of First Refusal, the SL Stockholders must deliver a notice to the selling Major Stockholder and the Company within seven days after the Company’s deadline for its delivery of the Secondary Notice as provided in the preceding sentence.
(iii)    The Major Stockholders and the SL Stockholders agree that the terms and conditions of any proposed Transfer in accordance with this Section 4.1(g) will be memorialized in, and governed by, a written purchase and sale agreement with the prospective transferee, as the case may be, with customary terms and provisions for such a transaction. Any proposed Transfer not made in compliance with the requirements of this Section 4.1(g) shall be null and void ab initio, shall not be recorded on the books of the Company or its transfer agent and shall not be recognized by the Company.
(iv)    Notwithstanding the foregoing, no Major Stockholder shall transfer any MS Securities to (a) any entity which, in the reasonable determination of the Board, competes directly with the Company (including any financial investment firm that holds a controlling stake in or has the power to direct the management and policies of a competitor through control of the board of directors); or (b) any person or entity to which dealings would be prohibited pursuant to applicable laws and regulations pertaining to trade and economic sanctions administered by the United States, European Union, or United Kingdom.
(v)    Notwithstanding the foregoing, to the extent there is any change to any material term (including, but not limited to, price or form of consideration) of the proposed Transfer during the ROFR Period, the selling Major Stockholder must restart the processes set forth in Section 4.1(g)(ii), including delivery of a new Proposed Transfer Notice.
Section 4.2.    Specified Restrictions on Transfers.
(a)    Restrictions on Transfers During Restricted Period. Until the consummation of a Public Company Event (and subject to any applicable lock-up or transfer restrictions in connection with such Public Company Event) (the “Restricted Period”), no Stockholder (except for the SL Stockholders), including, for the avoidance of doubt, any Permitted Transferees of a Stockholder (except for the SL Stockholders), may transfer any Securities without the prior written consent of the SL Stockholders, except transfers of:
(i)    Transferable Shares to a Permitted Transferee of such Stockholder in compliance with Section 4.3;
(ii)    Transferable Shares pursuant to the “tag-along” rights of the Stockholders under Section 4.4 in respect of any Tag-Along Sale transaction (in each case, subject to the “tag-along” rights of the other Stockholders under Section 4.4);
(iii)    Transferable Shares pursuant to the “drag-along” rights pursuant to Section 4.5 in connection with a Drag-Along Sale transaction;

(iv)    Securities pursuant to Section 4.6 in connection with a Recapitalization Transaction;
(v)    Securities that are Convertible Notes pursuant to the terms of such Convertible Notes;
(vi)    Securities pursuant to any right of first refusal for the benefit of the Company and/or the Stockholders that exists as of the Closing Date;
(vii)    Transferable Shares pursuant to the exercise of registration rights in accordance with Article V; and
(viii)    MS Securities pursuant to Section 4.1(g).
(b)    Restrictions on Transfers After Restricted Period. From and after the expiration of the Restricted Period, no Stockholder (except the SL Stockholders), including, for the avoidance of doubt, any Permitted Transferees of a Stockholder (except the SL Stockholders), may transfer any Securities, except transfers of Securities in compliance with Section 4.1.
Section 4.3.    Permitted Transfers. Each Stockholder may transfer Securities, in each case that are held by him, her or it to a Permitted Transferee of such Stockholder without complying with the provisions of this Article IV, other than Section 4.1; provided, that (i) such Permitted Transferee shall have executed and delivered to the Company a Joinder Agreement as contemplated in Section 4.1(a) and Article VI, or otherwise agreed with the Board, in a written instrument reasonably satisfactory to the Board, that he, she or it will immediately convey record and beneficial ownership of all such Transferable Shares or other Securities (solely if permitted), as the case may be, and all rights and obligations hereunder to such Stockholder or another Permitted Transferee of such Stockholder if, and immediately prior to such time that, he, she or it ceases to be a Permitted Transferee of such Stockholder and (ii) in the case of a transfer of Transferable Shares or other Securities (solely if permitted), as the case may be, to a natural person, such natural person’s spouse executes and delivers to the Company a Joinder Agreement and a Spousal Consent as contemplated in Section 4.1(a).
Section 4.4.    Tag-Along Rights.
(a)    Subject to Section 4.4(g), if any Initiating Tag-Along Seller enters into one or a series of related transactions (including any merger or consolidation) involving the transfer of Transferable Shares (other than to one or more Affiliates or Permitted Transferees of such Initiating Tag-Along Seller) that is permitted by this Agreement (a “Tag-Along Sale”), then the Initiating Tag-Along Seller shall give, or direct the Company to give and the Company shall so promptly give, written notice (a “Tag-Along Sale Notice”) of such proposed transfer to all Eligible Tag-Along Sellers with respect to such Tag-Along Sale at least fifteen (15) days prior to the consummation of such proposed transfer setting forth (i) the number and type of each class of Transferable Shares proposed to be transferred, (ii) the consideration to be received for such Transferable Shares by such Initiating Tag-Along Seller, (iii) the identity of the purchaser (the

“Tag-Along Buyer”), (iv) a detailed summary of all material terms and conditions of the proposed transfer, (v) the fraction, expressed as a percentage, determined by dividing the number of Transferable Shares to be purchased from the Initiating Tag-Along Seller and its Permitted Transferees by the total number of Transferable Shares held by such Initiating Tag-Along Seller and its Permitted Transferees (the “Tag-Along Sale Percentage”) and (vi) an invitation to each Eligible Tag-Along Seller to irrevocably agree to include in the Tag-Along Sale a number of Transferable Shares held by such Eligible Tag-Along Seller equal to the product (rounded to the nearest whole Transferable Share) of the total number of Transferable Shares held by such Eligible Tag-Along Seller multiplied by the Tag-Along Sale Percentage, subject to adjustment in accordance with the terms of this Section 4.4(a) (such amount of Transferable Shares with respect to each Eligible Tag-Along Seller, such Eligible Tag-Along Seller’s “Tag-Along Shares”); provided, that, any transfer of Transferable Shares (A) by an Initiating Tag-Along Seller that is not a Major Stockholder and (B) that involves a number of Transferable Shares equal to or less than one percent (1%) of the Fully Diluted Capitalization of the Company at the time of such Tag-Along Sale, in one or a series of related transactions within a 120-day period (including any merger or consolidation) shall not be deemed a “Tag Along Sale” and shall not be subject to the terms of Section 4.4. Notwithstanding anything to the contrary in this Agreement, any Securities convertible or exchangeable for Shares shall, as a condition to participating in any Tag-Along Sale, be converted to Shares prior to the consummation of such Tag-Along Sale. The Initiating Tag-Along Seller shall use commercially reasonable efforts to obtain the agreement of the prospective Tag-Along Buyer(s) to the participation of all Electing Tag-Along Sellers (as defined in Section 4.4(b)) in any contemplated Tag-Along Sale and the Initiating Tag-Along Seller will not transfer any of its Transferable Shares to the prospective Tag-Along Buyer(s) unless the prospective Tag-Along Buyer(s) agrees to allow the participation of the other Electing Tag-Along Sellers; provided, that, if the prospective Tag-Along Buyer(s) is unwilling to purchase all of the Transferable Shares proposed to be transferred by all Electing Tag-Along Sellers and the Initiating-Tag-Along Seller, then the Initiating Tag-Along Seller and each Electing Tag-Along Seller shall reduce the number of Transferable Shares that each such Electing Tag-Along Seller and Initiating Tag-Along Seller, as applicable, would have otherwise sold in such Tag-Along Sale so as to permit the Initiating Tag-Along Seller and each Electing Tag-Along Seller, as applicable, to transfer their Pro Rata Portion of the number of Transferable Shares that the prospective Tag-Along Buyer(s) is willing to purchase. For purposes of this Section 4.4(a), the “Pro Rata Portion” of an Electing Tag-Along Seller and an Initiating Tag-Along Seller is equal to the product (rounded to the nearest whole Transferable Share) obtained by multiplying (i) the aggregate number of Transferable Shares the prospective Tag-Along Buyer(s) is willing to purchase in the Tag-Along Sale by (ii) a fraction, the numerator of which is the number of its Transferable Shares the Initiating Tag-Along Seller or an Electing Tag-Along Seller, as applicable, proposed to be sold in the Tag-Along Sale and the denominator of which is the aggregate number of Transferable Shares proposed to be sold in the Tag-Along Sale by the Initiating Tag-Along Seller and all Electing Tag-Along Sellers. For purposes of this Section 4.4(a), “Fully Diluted Capitalization” means as of immediately prior to the consummation of a Tag-Along Sale, the sum of (i) the outstanding shares of Common Stock, (ii) the shares of Common Stock directly or indirectly issuable upon conversion, exchange or exercise, as applicable, of all outstanding Securities and (iii) the shares of Common Stock reserved, but neither issued nor the subject of outstanding awards, under any Company Option Plan.

(b)    Upon delivery of a Tag-Along Sale Notice, each Eligible Tag-Along Seller may elect to include such Eligible Tag-Along Seller’s Tag-Along Shares in such Tag-Along Sale (Eligible Tag-Along Sellers who make such an election being an “Electing Tag-Along Seller” and, together with the Initiating Tag-Along Seller and all other Persons (other than any Affiliates of the Initiating Tag-Along Seller) who otherwise are transferring, or have exercised a contractual or other right to transfer, Transferable Shares in connection with such Tag-Along Sale, the “Tag-Along Sellers”), subject to Section 4.4(c) at the same price per Security and pursuant to the same terms and conditions as agreed to by the Initiating Tag-Along Seller and otherwise in accordance with this Section 4.4, by sending an irrevocable written notice (a “Tag-Along Participation Notice”) to the Initiating Tag-Along Seller within ten (10) days of the date the Tag-Along Sale Notice is sent to such Eligible Tag-Along Seller, indicating such Electing Tag-Along Seller’s irrevocable election, subject to Section 4.4(c), to include its Tag-Along Shares in the Tag-Along Sale. Following such ten (10) day period, each Electing Tag-Along Seller that has delivered a Tag-Along Participation Notice shall be entitled to sell to such Proposed Transferee on the same terms and conditions as and, concurrently with, the other Electing Tag-Along Sellers and the Initiating Tag-Along Seller, such Electing Tag-Along Seller’s Tag-Along Shares, which terms and conditions have been set forth in the Tag-Along Sale Notice. Each Eligible Tag-Along Seller who does not deliver a Tag-Along Participation Notice within such ten (10) day period shall be deemed to have waived all of such Eligible Tag-Along Seller’s rights with respect to such Tag-Along Sale. For the avoidance of doubt, it is understood that in order to be entitled to exercise its right to include Tag-Along Shares in a Tag-Along Sale pursuant to this Section 4.4, each Electing Tag-Along Seller must agree to make the same representations and warranties, covenants, indemnities and agreements to the Tag-Along Buyer as made by the Initiating Tag-Along Seller and any Electing Tag-Along Seller in connection with the Tag-Along Sale (and shall be subject to the same escrow or other holdback arrangements as such Persons so long as such escrows or other holdbacks are proportionately based on the amount of consideration received for the sale of Securities in such Tag-Along Sale transaction); provided, that:
(i)    each Electing Tag-Along Seller shall be entitled to receive its pro rata portion (based on the relative amount and type of Transferable Shares sold in such Tag-Along Sale transaction) of any deferred consideration, earnout, holdback, indemnity or escrow payments relating to such Tag-Along Sale (and bear its pro rata portion (based on the relative amount and type of Transferable Shares sold in such Tag-Along Sale transaction) of any deferred consideration, earnouts, holdbacks, indemnities or escrows);
(ii)    the aggregate amount of liability of each Electing Tag-Along Seller shall not exceed the proceeds received by such Electing Tag-Along Seller in such Tag-Along Sale (except with respect to claims related to fraud by such Electing Tag-Along Seller, the liability for which shall not be limited as to such Electing Tag-Along Seller);
(iii)    all indemnification obligations (other than with respect to the matters referenced in Section 4.4(b)(iv)) shall be on a several and not joint basis to the

Tag-Along Sellers pro rata (based on the amount of consideration received by each Tag-Along Seller in the Tag-Along Sale transaction);
(iv)    no Electing Tag-Along Seller shall be responsible for any indemnification obligations and/or liabilities (except through escrow or holdback arrangements established to cover representations, warranties and covenants of the Company as well as a breach by any Electing Tag-Along Stockholder of any of identical representations, warranties and covenants provided by all Tag-Along Stockholders) for (A) breaches or inaccuracies of representations and warranties made with respect to any other Tag-Along Seller’s (1) ownership of, and title to, and ability to convey Securities or (2) organization, conflicts and authority (the “Specified Reps”) and/or (B) breaches of any covenant specifically relating to any other Tag-Along Seller;
(v)    an Electing Tag-Along Seller shall only be required to make representations and warranties that are Specified Reps; and
(vi)    no Electing Tag-Along Seller shall be required to enter into any restrictive covenants (including any non-solicit, non-competition or non-interference obligations) other than releases of claims and confidentiality obligations.
(c)    Notwithstanding the delivery of any Tag-Along Sale Notice, all determinations as to whether to complete any Tag-Along Sale and as to the timing, manner, price and, subject to Section 4.4(b)(i) through (iv), other terms and conditions of any such Tag-Along Sale shall be at the sole discretion of the Initiating Tag-Along Seller, and none of the Initiating Tag-Along Seller, its Affiliates and their respective Representatives shall have any liability to any Electing Tag-Along Seller arising from, relating to or in connection with the pursuit, consummation, postponement, abandonment or terms and conditions of any proposed Tag-Along Sale except to the extent such Initiating Tag-Along Seller failed to comply with the provisions of this Section 4.4. In the event the consideration to be paid in a Tag-Along Sale includes any securities, and the Initiating Tag-Along Seller has not been able to ascertain to its satisfaction (in their sole discretion) that any one or more of the Electing Tag-Along Sellers is an “accredited investor” as defined in Regulation D of the Securities Act, then the Initiating Tag-Along Seller shall have the right, but not the obligation, to cause any such Electing Tag-Along Seller to be paid, in lieu of such securities, an amount in cash equal to the fair market value of such securities (as determined in good faith by the Board) as of the date such securities otherwise would have been paid to such Electing Tag-Along Seller. In the event the consideration to be paid in a Tag-Along Sale includes any securities, the Initiating Tag-Along Seller may receive voting, governance and other similar rights that are not provided to other Electing Tag-Along Seller, and no Electing Tag-Along Seller shall be entitled to receive any such rights; provided, that the Initiating Tag-Along Seller shall not enter into any agreement with the buyer in such Tag-Along Sale that provides for any additional economic payment in respect of the Securities sold by the Initiating Tag-Along Seller in such Tag-Along Sale.
(d)    Notwithstanding anything in this Section 4.4 to the contrary, this Section 4.4 shall not apply to (i) any transfers of Securities to a Permitted Transferee of the transferring Stockholder, (ii) any transfers of Securities by a Stockholder and/or their Permitted Transferees pursuant to Section 4.5 or Section 4.6 of this Agreement, (iii) any Transfer in connection with a tender offer that commences prior to the date that is sixty (60)-days following the date of this Agreement, (iv) any Exempted Transfer, (v) any SL Syndication and/or (vi) any transfer following the earlier of (A) subject to Section 4.4(g)(ii), a Change of Control and (B) a Public Company Event.
(e)    All reasonable and documented out-of-pocket costs and expenses incurred by the Company, its Subsidiaries and the SL Stockholders, in each case, in connection with such Tag-Along Sale shall be allocated and borne on a pro rata basis by the Initiating Tag-Along Seller and each Tag-Along Seller in accordance with the amount of consideration otherwise received by such Initiating Tag-Along Seller or Tag-Along Seller in such Tag-Along Sale. For the avoidance of doubt, it is understood that this Section 4.4(e) shall not prevent any Tag-Along Sale to be structured in a manner such that some or all of such costs and expenses result in a pro rata reduction in the consideration received by the Tag-Along Sellers in such Tag-Along Sale.
(f)    Each Electing Tag-Along Seller shall take or cause to be taken all such actions as the Initiating Tag-Along Seller deems to be reasonably necessary or desirable in order to consummate expeditiously a Tag-Along Sale, including (i) voting (whether in person or by written consent) in favor of such Tag-Along Sale, (ii) executing, acknowledging and delivering consents, assignments, releases, waivers and other documents or instruments, (iii) filing applications, reports, returns, filings and other documents or instruments with governmental authorities and (iv) otherwise cooperating with such Initiating Tag-Along Seller and the Proposed Transferee, in each case, to the same extent as the Initiating Tag-Along Seller. Each Electing Tag-Along Seller acknowledges and agrees that in no event shall such Stockholder, and each such Stockholder irrevocably and unconditionally waives any and all right to, commence any lawsuit, litigation, legal proceeding, arbitration or other action of any kind and/or exercise any appraisal, quasi-appraisal, dissenters’ or similar rights in connection with any Tag-Along Sale.
(g)    This Section 4.4 automatically terminates without any further action upon the consummation of the earlier of (i) a Public Company Event and (ii) a Change of Control; provided, that, if any Major Stockholder does not dispose of 100% of its Shares for cash or publicly listed securities in such Change of Control, then, following such Change of Control in which this Section 4.4 is terminated, each Major Stockholder shall have the right to sell its Shares (or equity securities in any acquiring or successor Person in such Change of Control) in connection with a third-party sale by the SL Stockholders of any of its Shares (or equity securities in any acquiring or successor Person in such Change of Control) in accordance with the procedures set forth in this Section 4.4.
Section 4.5.    Drag-Along Rights.
(a)    Subject to Section 4.5(f), an Initiating Drag-Along Seller shall be entitled to give, or direct the Company to give and if so directed by the Initiating Drag-Along Seller the Company shall so promptly give, written notice (a “Drag-Along Sale Notice”) to the Stockholders that such Initiating Drag-Along Seller or the Company desires to enter into, or cause the Company or the Dragged-Along Sellers to enter into, one or a series of related transactions that constitutes a bona fide Change of Control (whether as part of a single or “multi track” process) to any Person (other than the Company and its Subsidiaries, or one or more Affiliates or Permitted Transferees of such Initiating Drag-Along Seller) (a “Drag-Along Sale”), and that such Initiating Drag-Along Seller is requiring the Stockholders (all other Stockholders participating in a Drag-Along Sale pursuant to this Section 4.5, the “Dragged-Along Sellers”, together with the Initiating Drag-Along Seller and all other Persons (other than any Affiliates of the Initiating Drag-Along Seller) who otherwise are transferring, have a contractual obligation, or have exercised a contractual or other right to transfer, Securities in connection with such Drag-Along Sale, the “Drag-Along Sellers”) to participate, agree and take such actions reasonably necessary to sell in such Drag-Along Sale, on the same price, consideration, terms and conditions as the Initiating Drag-Along Seller and in the manner set forth in this Section 4.5, a number of Securities (excluding unvested Securities (after taking into account the applicable transaction)) held by such Dragged-Along Seller determined by multiplying (A) the number of Securities (excluding unvested Securities (after taking into account the applicable transaction)) held by such Dragged-Along Sellers at the time of the consummation of such Drag-Along Sale, by (B) a fraction, expressed as a percentage, the numerator of which is the number of Securities to be transferred by the Initiating Drag-Along Seller and its Permitted Transferees in such Drag-Along Sale and the denominator of which is the total number of Securities held at such time by the Initiating Drag-Along Seller and its Permitted Transferees (such fraction, the “Drag-Along Sale Percentage”). The Drag-Along Sale Notice shall be delivered to all Dragged-Along Sellers at least fifteen (15) days prior to each of the consummation of such Drag-Along Sale setting forth (i) the number and type of each class of Securities proposed to be transferred, (ii) the consideration to be received for such Securities, (iii) the identity of the other Person(s) party to the Drag-Along Sale, (iv) a detailed summary of all material terms and conditions of the proposed transfer, (v) the Drag-Along Sale Percentage, (vi) the date of the anticipated completion of the proposed Drag-Along Sale (which date shall not be less than fifteen (15) days after the delivery of such notice) and (vii) any action or actions required of the Dragged-Along Sellers in connection with the Drag-Along Sale.
(b)    Upon delivery of a Drag-Along Sale Notice, all Dragged-Along Sellers participating in a Drag-Along Sale pursuant to this Section 4.5 shall be required to agree to make the same representations, warranties, covenants, indemnities and agreements as the applicable Initiating Drag-Along Seller and all other Drag-Along Sellers in such Drag-Along Sale (and shall be subject to the same escrow or other holdback arrangements as such Persons so long as such escrows or other holdbacks are proportionately based on the amount of consideration received for the sale of Securities in such Drag-Along Sale transaction); provided, that:
(i)    each Dragged-Along Seller shall be entitled to receive its pro rata portion (based on the relative amount and type of Transferable Shares sold in such Drag-Along Sale transaction and allocated in accordance with the Company’s certificate of incorporation) of any deferred consideration, earnout, holdback, indemnity or escrow payments relating to such Drag-Along Sale transaction (and bear its pro rata portion (based on the relative amount and type of Securities sold in such Drag-Along Sale transaction) of any deferred consideration, earnouts, holdbacks, indemnities or escrows) (provided, however, that, with respect to any unexercised Company Stock Options proposed to be transferred in such Drag-Along Sale by any Drag-Along Seller, the per share consideration in respect thereof shall be reduced by the exercise price of such options or, if required pursuant to the terms of such options or such Drag-Along Sale, such Drag-Along Seller must exercise the relevant option and transfer the relevant shares of Common Stock (rather than the option) (in each case, net of any amounts required to be withheld by the Company in connection with such exercise));
(ii)    the aggregate amount of liability of each Dragged-Along Seller shall not exceed the proceeds received by such Dragged-Along Seller in such Drag-Along Sale (except with respect to claims related to fraud by such Dragged-Along Seller, the liability for which shall not be limited as to such Dragged-Along Seller);
(iii)    all indemnification obligations (other than with respect to the matters referenced in Section 4.5(b)(iv)) shall be on a several and not joint basis to the Drag-Along Sellers pro rata (based on the amount of consideration received by each Drag-Along Seller in the Drag-Along Sale transaction);
(iv)    no Dragged-Along Seller shall be responsible for any indemnification obligations and/or liabilities (except through escrow or holdback arrangements established to cover representations, warranties and covenants of the Company as well as a breach by any Stockholder of any of identical representations, warranties and covenants provided by all Stockholders) for (A) breaches or inaccuracies of representations and warranties made with respect to any other Drag-Along Seller’s Specified Reps and/or (B) breaches of any covenant specifically relating to any other Drag-Along Sellers;
(v)    a Dragged-Along Seller shall only be required to make representations and warranties that are Specified Reps; and
(vi)    no Dragged-Along Seller shall be required to enter into any restrictive covenants (including any non-solicit, non-competition or non-interference obligations) other than releases of claims and confidentiality obligations.
(c)    In connection with a Drag-Along Sale, at the request of the Initiating Drag-Along Seller or the Company (at the direction of the Initiating Drag-Along Seller), each Drag-Along Seller shall, subject to the limitations set forth in Section 4.5(b), take or cause to be taken all such actions as the SL Stockholders deem to be reasonably necessary or desirable in order to consummate expeditiously a Drag-Along Sale, including (i) voting (whether in person or by written consent) in favor of such Drag-Along Sale, (ii) executing, acknowledging and delivering consents, assignments, releases, waivers and other documents or instruments, (iii) filing applications, reports, returns, filings and other documents or instruments with governmental authorities, (iv) appointing a stockholder representative with respect to matters affecting the Stockholders under the applicable definitive transaction agreements following consummation of such Drag-Along Sale, including consenting to (A) the appointment of such stockholder representative, (B) the establishment of any applicable escrow, expense or similar fund in connection with any indemnification or similar obligations and (C) the payment of such

Dragged-Along Seller’s pro rata portion (from the applicable escrow or expense fund or otherwise) of any and all reasonable fees and expenses to such stockholder representative and (v) otherwise cooperating with the SL Stockholders and the proposed transferee, in each case, to the same extent as the SL Stockholders. Each Dragged-Along Seller acknowledges and agrees that in no event shall such Stockholder, and each such Stockholder irrevocably and unconditionally waives any and all right to, commence any lawsuit, litigation, legal proceeding, arbitration or other action of any kind and/or exercise any appraisal, quasi-appraisal, dissenters’ or similar rights in connection with any Drag-Along Sale. In the event the consideration to be paid in a Drag-Along Sale includes any securities, and the SL Stockholders have not been able to ascertain to their satisfaction (in their sole discretion) that any one or more of the Dragged-Along Seller is an “accredited investor” as defined in Regulation D of the Securities Act, then the SL Stockholders shall have the right, but not the obligation, to cause any such Dragged-Along Seller to be paid, in lieu of such securities, an amount in cash equal to the fair market value of such securities (as determined in good faith by the Board) as of the date such securities otherwise would have been paid to such Dragged-Along Seller. In the event the consideration to be paid in a Drag-Along Sale includes any securities, the SL Stockholders may receive voting, governance and other similar rights that are not provided to other Dragged-Along Seller, and no Dragged-Along Seller shall be entitled to receive any such rights; provided, that the SL Stockholders shall not enter into any agreement with the buyer in such Drag-Along Sale that provides for any additional economic payment in respect of the Securities sold by the SL Stockholders in such Drag-Along Sale.
(d)    Notwithstanding the delivery of any Drag-Along Sale Notice, all determinations as to whether to complete any Drag-Along Sale and as to the timing, manner, price and, subject to Section 4.5(b)(i) through (iv), other terms and conditions of any such Drag-Along Sale shall be at the sole discretion of the Initiating Drag-Along Seller, and none of the Initiating Drag-Along Seller, its Affiliates and their respective Representatives shall have any liability to any Dragged-Along Seller arising from, relating to or in connection with the pursuit, consummation, postponement, abandonment or terms and conditions of any proposed Drag-Along Sale except to the extent such Initiating Drag-Along Seller failed to comply with the provisions of this Section 4.5.
(e)    All reasonable and documented out-of-pocket costs and expenses incurred by the Company, its Subsidiaries, any of the SL Stockholders and their Permitted Transferees, in each case, in connection with a Drag-Along Sale shall be borne in full by the Company.
(f)    This Section 4.5 automatically terminates without any further action upon consummation of the earlier of (i) a Public Company Event and (ii) a Change of Control.
Section 4.6.    Recapitalization Transactions.
(a)    Generally. Each Stockholder hereby agrees to exchange or convert any class or series of Securities held by such Stockholder in any Recapitalization Transaction in the manner and on the terms set forth in this Section 4.6. Notwithstanding anything in this Section 4.6 to the contrary, this Section 4.6 shall not be applicable to Company Stock Options in connection with any Recapitalization Transaction, which shall instead be governed by the

Company Option Plans and any other written instruments applicable to the Company Stock Options with respect to such Recapitalization Transaction.
(b)    Recapitalization Notice. If, and only if requested by either (x) the Board (with the prior written consent of the SL Stockholders) or (y) the SL Stockholders, the Company shall furnish a written notice (the “Recapitalization Notice”) to each applicable Stockholder with respect to such Recapitalization Transaction at least ten (10) days prior to the consummation of the Recapitalization Transaction. If the Company (solely at the direction of the SL Stockholders) elects to engage in a Recapitalization Transaction, subject to Section 4.6(d), each of the Stockholders receiving a Recapitalization Notice shall be required to participate in the Recapitalization Transaction (except as otherwise provided in this Section 4.6). The Recapitalization Notice shall set forth (i) the number and class or series of Securities to be exchanged or converted in the Recapitalization Transaction, (ii) the percentage of each class or series of Securities that is to be exchanged or converted in the Recapitalization Transaction, (iii) the new class or series of securities to be received upon exchange or conversion of each class or series of Securities being exchanged or converted and (iv) the proposed conversion or exchange date. If the Recapitalization Transaction described in such Recapitalization Notice is consummated, each Stockholder receiving a Recapitalization Notice shall (subject to Section 4.6(d) under all circumstances), except as otherwise may be agreed in writing between such Stockholder and the SLP Stockholders, (1) be bound and obligated to convert or exchange the applicable percentage of such Stockholder’s Securities of each class or series included in the proposed Recapitalization Transaction on the same terms and conditions set forth in such Recapitalization Notice; and (2) shall receive the securities and other consideration set forth in such Recapitalization Notice in respect of each of the Securities of such class or series exchanged or converted. The right of a holder of unvested Securities to receive securities or other consideration upon conversion or exchange of such unvested Securities pursuant to this Section 4.6 shall be subject to the vesting and other terms of such unvested Securities.
(c)    Securities as Consideration. Notwithstanding anything to the contrary in this Section 4.6, in the event the SL Stockholders are not able to ascertain to their satisfaction (in their sole discretion) that any one or more of the Stockholders receiving a Recapitalization Notice is an “accredited investor” as defined in Regulation D of the Securities Act, then the SL Stockholders shall have the right, but not the obligation, to cause to be paid to all or any such particular Stockholder in lieu of such securities, against surrender of the Securities being exchanged or converted in such Recapitalization Transaction, an amount in cash equal to the fair market value (as determined in good faith by the Board) of such Securities as of the date such securities otherwise would have been issued in exchange for, or conversion of, such Securities in such Recapitalization Transaction.
(d)    Limitations. Notwithstanding anything to the contrary in this Section 4.6, if in connection with any Recapitalization Transaction any class or series of Securities held by the Stockholders (other than the SL Stockholders) will be treated in an adverse and disproportionate manner as compared to the treatment of the Securities of the same class or series held by the SL Stockholders, then the prior written consent of such Stockholders will be required for this Section 4.6 to apply to such Stockholders in connection with such Recapitalization

Transaction. Each Stockholder hereby agrees to execute organizational documents and/or governance arrangements that are substantially similar to this Agreement in connection with any such Recapitalization Transaction.
(e)    Termination. This Section 4.6 automatically terminates without any further action upon consummation of the earlier of a (i) Public Company Event and (ii) a Change of Control.
Section 4.7.    SL Liquidity Right.
(a)    SL Stockholder Liquidity Rights. The SL Stockholders may deliver to the Company one or more written notices requiring the Company to pursue and, subject to the approval of the SL Stockholders, enter into and consummate, at the SL Stockholders’ election, a Public Company Event or a Change of Control (or to pursue a “multi track” process whereby the Company pursues both a Public Company Event and a Change of Control) (a “Liquidity Event”) (such right, the “SL Liquidity Rights”). All determinations as to whether to pursue, complete or abandon a Liquidity Event initiated pursuant to this Section 4.7(a) and as to timing, manner, price and other terms and conditions of such Liquidity Event, including price, escrows, holdbacks, restrictive covenants and ongoing obligations of the transferring Stockholders that may arise with respect thereto, shall be at the sole discretion of the SL Stockholders. Notwithstanding anything to the contrary in this Agreement, a Liquidity Event initiated pursuant to this Section 4.7(a) shall not occur without the prior written consent of the SL Stockholders.
(b)    Efforts.
(i)    The Company shall, and shall cause each of its Subsidiaries, officers, employees, agents and representatives to, take all actions as may be requested by the Board or the SL Stockholders to give effect to a Liquidity Event as promptly as reasonably practicable and to satisfy the obligations under this Section 4.7, including:
(A)    the engagement by the Company or one of its Subsidiaries, promptly, of such financial advisors, consultants, accountants or attorneys and other advisors as may be determined by the Board or the SL Stockholders (and each of the Stockholders shall waive, and cause their Affiliates to waive, any conflicts of interest resulting from the engagement of such Persons by the Company or any of its Subsidiaries);
(B)    entering into confidentiality agreements with potential transferees;
(C)    participating in and otherwise facilitating any due diligence process;
(D)    in the event of the pursuit of a Change of Control, (1) preparing a customary confidential information memorandum and other marketing materials for any such sales process, (2) making members of the

Company’s and its Subsidiaries’ senior management and other key employees available to meet with prospective transferees and participating in and otherwise cooperating and facilitating any due diligence process requested by prospective transferees, including setting up an online data room, (3) providing for prospective transferees’ reasonable inspection of the Company’s and its Subsidiaries’ offices and facilities and reasonable access to the Company’s and its Subsidiaries financial information and other books and records and (4) otherwise cooperating in any due diligence review of the Company and its Subsidiaries by prospective transferees, including facilitating the cooperation of the Company’s counsel and independent public accountants with any such due diligence review; and
(E)    in the event of the pursuit of a Public Company Event, (1) preparing, commenting on, revising or modifying the registration statement, prospectus, investor and/or rating agency materials, SEC correspondence and any other necessary documentation, including any amendments to any of the foregoing, in each case, as may be directed by the Board, (2) engaging and entering into appropriate documentation with one or more managing underwriters as may be determined by the SL Stockholders, and implementing all necessary corporate governance procedures and policies, including those related to whistleblowers, affiliate transactions, insider trading, Regulation FD, any listing or FINRA code of business conduct or ethics, (3) engaging a “big four” accounting firm and (4) participating in such number of rating agency meetings, road shows and any other investor presentations as may be necessary.
(ii)    Each of the Stockholders agrees to promptly take all actions as may be reasonably requested by the Board or the SL Stockholders in connection with a Liquidity Event at the expense of the Company.
(c)    Expenses. All reasonable and documented out-of-pocket costs and expenses incurred by the SL Stockholders and their Affiliates in connection with a Liquidity Event shall be promptly reimbursed or paid by the Company upon request.
(d)    Termination. This Section 4.7 (other than Section 4.7(c)), shall terminate upon the earlier of a consummation of (i) a Public Company Event and (ii) a Change of Control.
Section 4.8.    [Reserved].
Section 4.9.    Preemptive Rights.
(a)    Subject to the provisions of this Section 4.9, if the Company proposes to issue additional Securities or any Subsidiary of the Company proposes to issue additional Securities of such Subsidiary the Company shall deliver to each Major Stockholder (each, a “Participating Stockholder” or, collectively, the “Participating Stockholders”) a written notice of such proposed issuance at least thirty (30) days prior to the date of the proposed issuance (the period from the effectiveness pursuant to Section 8.14 of such notice until the expiration of such thirty (30) day period, the “Subscription Period”). Such notice shall include, to the extent applicable, (i) the identity of the issuer, (ii) the amount, kind and terms of the Securities to be included in the issuance, (iii) the price of the Securities to be included in the issuance and (iv) the proposed issuance date, if known. Each Stockholder that is party to a Convertible Note and/or note purchase agreement hereby acknowledges and agrees that this Section 4.9 shall apply in lieu of the preemptive rights set forth in the note purchase agreement with respect to the Convertible Notes and any such Stockholder’s Preemptive Percentage shall take into account its ownership of Convertible Notes on an as converted basis calculated in accordance with the applicable Convertible Note and/or note purchase agreement.
(b)    Each Participating Stockholder shall have the option, exercisable at any time during the first fifteen (15) days of the Subscription Period by delivering an irrevocable written notice to the Company (except as otherwise provided in this Section 4.9) and on the same terms and conditions as those of the proposed issuance of such additional Securities (including the number or amount, as applicable, of Securities issuable upon exercise or conversion of any Security), to irrevocably subscribe for such number or amount, as applicable, of Securities as is equal to the product of (A) the number or amount of any such additional Securities to be offered and (B) a fraction the numerator of which is the number of Securities (on an as-converted basis) owned by such Participating Stockholder and the denominator of which is the total number Securities (on an as-converted basis) owned by all Participating Stockholders (the “Preemptive Percentage”), in each case, on the same terms and conditions as are to be provided to the proposed purchaser in the issuance in question. Each Participating Stockholder who does not exercise such option in accordance with the above requirements shall be deemed to have waived all of such Participating Stockholder’s rights with respect to such issuance. In the event that any Participating Stockholder does not elect to purchase its aggregate Preemptive Percentage of the additional Securities, the Company shall deliver to each Participating Stockholder (other than declining Participating Stockholders or Participating Stockholders who elect to purchase less than the full amount offered to it) a written notice thereof not later than the twentieth (20th) day of the Subscription Period, including the number or amount, as applicable, of equity securities which were subject to the purchase right of such declining Participating Stockholder(s), and each other Participating Stockholder may subscribe for not more than its Preemptive Percentage (calculated in this case as a fraction (expressed as a percentage) the numerator of which is the number of Shares owned by such Stockholder and the denominator of which is the total number of Shares owned by all non-declining Stockholders) of such declined Securities not later than the twenty-fifth (25th) day of the Subscription Period. Each Participating Stockholder may assign, in whole or in part, the right to subscribe for Securities pursuant to this Section 4.9 to any of its Permitted Transferees.
(c)    Notwithstanding anything to the contrary, the Company may in its sole discretion comply with its obligations under this Section 4.9 with respect to one or more Participating Stockholders at any time within one hundred twenty (120) days after the consummation of the applicable issuance subject to this Section 4.9. The purchase of additional Securities by any Participating Stockholder pursuant to this Section 4.9(c) may be effected pursuant to a sale of Securities by the initial purchasers in such transaction, an issuance of additional Securities by the Company or its applicable Subsidiary, or otherwise. In the event that the Company, in its sole discretion, elects to comply with its obligations under this Section 4.9 pursuant to this Section 4.9(c), it shall (i) as promptly as practicable under the circumstances prior to any initial issuance give each Participating Stockholder notice of its intention to consummate such issuance and (ii) use commercially reasonable efforts to provide the Participating Stockholders an opportunity to participate (subject to the terms of this Section 4.9 but without giving effect to any notice periods set forth in this Section 4.9) in such initial issuance.
(d)    Each Participating Stockholder shall take or cause to be taken all such reasonable actions as may be necessary or reasonably desirable in order to expeditiously consummate each issuance pursuant to this Section 4.9.
(e)    The provisions of this Section 4.9 shall not apply to issuances by the Company or any Subsidiary of the Company as follows:
(i)    any issuance of Securities to the Company or any wholly-owned Subsidiary of the Company;
(ii)    any issuance of Securities upon the exercise, exchange or conversion of any stock, options, warrants, convertible notes, other rights or convertible or exchangeable Securities outstanding on the date hereof or issued after the date hereof in a transaction that complied with the provisions of this Section 4.9 with respect to the original issuance of such stock, options, warrants, other rights or convertible or exchangeable Securities;
(iii)    any issuance of Securities (including profits interests), options, warrants, other rights or convertible or exchangeable Securities to officers, employees, directors, managers or consultants of the Company or any of its Affiliates in connection with such Person’s employment or consulting arrangements with the Company or any of its Affiliates, in each case to the extent approved by the Board;
(iv)    any issuance of Securities, in each case to the extent approved by the Board in compliance with Article III, (A) in connection with any direct or indirect business combination or acquisition transaction involving the Company or any of its Subsidiaries or (B) in connection with any joint venture or strategic partnership, in each case, entered into primarily for purposes other than raising capital (as determined by the Board), in each case, in which the SL Stockholders or any of their respective Affiliates, Continuation Funds or successor Fund Vehicles are not participating;
(v)    any issuance of Securities in connection with a Public Company Event, in which the SL Stockholders or any of their respective Affiliates, Continuation Funds or successor Fund Vehicles are not participating or are only participating to the extent permitted pursuant to a note purchase agreement to which the SL Stockholders are a party;

(vi)    any issuance of Securities in connection with a Tag-Along Sale, Drag-Along Sale or Recapitalization Transaction;
(vii)    any issuance of Securities as part of a bona fide debt financing transaction in which the SL Stockholders or any of their respective Affiliates, Continuation Funds or successor Fund Vehicles are not participating;
(viii)    any issuance of Securities to a commercial counterparty in connection with the commercial relationship with such counterparty, in each case, entered into primarily for purposes other than raising capital (as determined by the Board) and in which the SL Stockholders or any of their respective Affiliates, Continuation Funds or successor Fund Vehicles are not participating; or
(ix)    any issuance of Securities in connection with any stock split, stock dividend or similar transaction paid on a proportionate basis to all holders of the affected class or series of equity interest or recapitalization approved by the Board in compliance with Article III.
ARTICLE V
REGISTRATION RIGHTS
The Company hereby grants to each of the Holders (as defined below) the registration rights set forth in this Article V, with respect to the Registrable Securities (as defined below) owned by such Holders.
Section 5.1.    Certain Definitions. As used in this Article V:
(a)    “Automatic Shelf Registration Statement” shall have the meaning ascribed to such term in Rule 405 (or any successor provision) of the Securities Act.
(b)    “Certificate” means a certificate signed by the Chief Executive Officer or Chief Financial Officer of the Company stating that, in the good faith judgment of the Board, the filing, effectiveness or continued use of the Shelf Registration Statement or Registration Statement, as applicable, would require the Company to make an Adverse Disclosure.
(c)    “Delay Requirements” means in the case of a Shelf Suspension or a Demand Delay, as applicable, the requirement for each Shelf Holder (in the case of a Shelf Suspension) or Holder (in the case of a Demand Delay) to keep confidential the fact that a Shelf Suspension or Demand Delay is in effect, the Certificate and its contents for the permitted duration of the Shelf Suspension or Demand Delay or until otherwise notified by the Company, except (A) for disclosure to such Person’s employees, agents and professional advisers who need to know such information and are obligated to keep it confidential, (B) for disclosures to the extent required in order to comply with reporting obligations to its limited partners who have agreed to keep such information confidential and (C) as required by law.

(d)    “Eligible Take-Down Holders” means the SL Stockholders, the other Major Stockholders and any other Stockholder designated by the SL Stockholders as an “Eligible Take-Down Holder”, in each case, so long as they hold Registrable Securities.
(e)    “Holder” (collectively, “Holders”) means any Major Stockholder (and any transferee pursuant to Section 5.9 below) holding Registrable Securities, securities exercisable or convertible into Registrable Securities or securities exercisable for securities convertible into Registrable Securities.
(f)    “Initiating Holder” means any of the SL Initiating Holders or the Other Initiating Holders.
(g)    “Marketed” means the use or involvement of a customary “road show” (including an “electronic road show”) or other substantial marketing effort by underwriters over a period of at least forty-eight (48) hours.
(h)    “Other Initiating Holders” means the Major Stockholders (other than the SL Stockholders) and any assignee to whom they have transferred rights as a Major Stockholder pursuant to Section 5.9 below.
(i)    “Prospectus” means the prospectus included in any Registration Statement, all amendments and supplements to such prospectus, including post-effective amendments, and all other material incorporated by reference in such prospectus.
(j)    “register”, “registered” and “registration” means a registration effected pursuant to a registration statement filed with the SEC (the “Registration Statement”) in compliance with the Securities Act, and the declaration or ordering by the SEC of the effectiveness of such Registration Statement.
(k)    “Registrable Securities” means (i) Shares held (whether now held or hereafter acquired) by a Stockholder or any transferee to the extent permitted by Section 5.9 below and (ii) any Shares issued as (or, as of any such date of determination, then currently issuable upon the conversion, exchange or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange or in replacement of, such Shares contemplated by the immediately foregoing clause (i); provided, however, that Shares shall cease to be treated as Registrable Securities if (a) a Registration Statement covering such securities has been declared effective by the SEC and such security has been disposed of pursuant to such effective Registration Statement, (b) a Registration Statement on Form S-8 (or any successor form) covering such securities is effective, (c) such security is sold pursuant to Rule 144 or 145 promulgated under the Securities Act (or another exemption from the registration requirements of the Securities Act), (d) such security ceases to be outstanding or (e) the Holder thereof, together with his, her or its Permitted Transferees, beneficially owns (excluding any securities covered by the foregoing clause (b)) less than one percent (1%) of the Shares that are outstanding at such time and such Holder is able to dispose of all of its Registrable Securities in any ninety (90) day period pursuant to Rule 144 or 145 (or any similar or analogous rule) promulgated under the Securities Act. For the avoidance of doubt, it is understood that, with respect to any Registrable Securities for which a Holder holds vested but unexercised Company Stock Options or other Securities exercisable for, convertible into or exchangeable for Registrable Securities, to the extent that such Registrable Securities are to be sold pursuant to this Article V, such Holder must exercise the relevant Company Stock Option or other Security (which may include an exercise conditional upon the effectiveness of the applicable Registration Statement and effected on a “net exercise” basis regardless of whether the Stockholder’s option agreement provides for such exercise) or exercise, convert or exchange such other relevant Security and transfer the relevant underlying securities that are Registrable Securities (rather than the Company Stock Option or other Security) (in each case, net of any amounts required to be withheld by the Company in connection with such exercise).
(l)    “Registration Expenses” means any and all expenses incident to the performance by the Company of its obligations under this Article V, including (i) all SEC or stock exchange registration and filing fees (including, if applicable, the fees and expenses of any “qualified independent underwriter,” as such term is defined in Rule 5121 of FINRA (or any successor provision), and of its counsel), (ii) all fees and expenses of complying with securities or “blue sky” laws (including fees and disbursements of counsel for the underwriters in connection with “blue sky” qualifications of the Registrable Securities), (iii) all printing, messenger and delivery expenses, (iv) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange and all rating agency fees, (v) the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits and/or comfort letters required by or incident to such performance and compliance, (vi) any fees and disbursements of underwriters customarily paid by the issuers or sellers of securities, including liability insurance if the Company so desires or if the underwriters so require, and the reasonable fees and expenses of any special experts retained in connection with the requested registration, but excluding underwriting discounts and commissions and transfer taxes, if any, (vii) the fees and out-of-pocket expenses of not more than one law firm (as selected by the holders of a majority of the Registrable Securities included in such registration) incurred by all the Holders in connection with the registration, (viii) the costs and expenses of the Company relating to analyst and investor presentations or any “road show” undertaken in connection with the registration and/or marketing of the Registrable Securities (including the reasonable out-of-pocket expenses of the Holders) (ix) the fees and out-of-pocket expenses incurred by the SL Stockholders in connection with the transfer or other disposition or distribution of Registrable Securities by any of the SL Stockholders from and after the consummation of an IPO, in each case except to the extent such fees and expenses are borne by the Company as a Registration Expense in the foregoing clauses (i) to (viii) and (x) any other fees and disbursements customarily paid by the issuers of securities.
(m)    “Shelf Registration Statement” means a Registration Statement of the Company filed with the SEC on Form S-3 (or any successor form) or on Form S-1 (or any successor form) for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act (or any similar rule that may be adopted by the SEC) covering the Registrable Securities, as applicable.

(n)    “Shelf Take-Down” means any offering or sale of Registrable Securities by a Shelf Holder pursuant to a Shelf Registration Statement.
(o)    “SL Initiating Holders” means the SL Stockholders and any assignee to whom they have transferred rights as an SL Stockholder pursuant to Section 5.9 below.
(p)    “Third Party Holder” means any holder (other than a Holder) of Securities who exercises contractual rights to participate in a registered offering of Securities.
(q)    “Well-Known Seasoned Issuer” has the meaning ascribed to such term in Rule 405 (or any successor provision) of the Securities Act.
Section 5.2.    Shelf Registration.
(a)    Filing. Following an IPO, subject to the Company’s rights under Section 5.2(c) and the limitations set forth in Section 5.2(d), the Company shall (i) no later than fifteen (15) Business Days prior to the date such Shelf Registration Statement is declared effective, give written notice (a “Shelf Registration Notice”) of the proposed registration to all Holders and (ii) use its reasonable best efforts to (A) file with the SEC no later than the first day on which such filing can be made with the SEC following the twelfth (12th) full calendar month after the consummation of an IPO a Shelf Registration Statement (which shall be designated by the Company as an Automatic Shelf Registration Statement if the Company is a Well-Known Seasoned Issuer at the time of filing such Shelf Registration Statement with the SEC) or upon an earlier demand by the SL Initiating Holders, as will permit or facilitate the sale and distribution of all Registrable Securities held by the SL Stockholders (or if the SL Stockholders determine to not include all of their Registrable Securities therein, such lesser amount as such Holder shall request to the Company in writing) together with (x) all or such portion of the Registrable Securities of any Holder or Holders as are specified in a written notice received by the Company within ten (10) Business Days after such Shelf Registration Notice has been given (each such SL Stockholders and other Holder, a “Shelf Holder”) (such amount not to exceed the total Registrable Securities held by such Shelf Holder as of the date of such written notice) and (y) all or such portion of the shares of any Third Party Holder that the Company determines may join in such registration (each such Third Party Holder, a “Third Party Shelf Holder”); provided, however, that if the Company is permitted by applicable law, rule or regulation to add selling securityholders to a Shelf Registration Statement without filing a post-effective amendment, a Holder may request the inclusion of such Holder’s Registrable Securities in such Shelf Registration Statement at any time or from time to time, and the Company shall add such Registrable Securities to the Shelf Registration Statement as promptly as reasonably practicable, and such Holder shall be deemed a Shelf Holder and (B) cause to be declared effective under the Securities Act such Registration Statement as soon as possible thereafter. If, on the date the Company is required to file a Shelf Registration Statement as contemplated in this Section 5.2(a) or on the date of any demand by the SL Initiating Holders for the Company to file a Shelf Registration Statement, the Company does not qualify to file a Shelf Registration Statement, then (1) the Company shall not have any obligations pursuant to this Section 5.2 until such time as the Company shall be so qualified (in which case, the Company shall then use its reasonable best efforts to file such Shelf Registration Statement and cause it to be declared effective under the

Securities Act as promptly as practicable thereafter) and (2) the provisions of Section 5.3 hereof shall apply. In no event shall the Company be required to file, and maintain effectiveness pursuant to Section 5.2(b) of, more than one Shelf Registration Statement at any one time pursuant to this Section 5.2.
(b)    Continued Effectiveness. Expect as otherwise agreed by the SL Initiating Holders, the Company shall use its reasonable best efforts to keep such Shelf Registration Statement filed pursuant to this Section 5.2 continuously effective under the Securities Act (including by filing and having declared effective an additional Shelf Registration Statement if the then effective Shelf Registration Statement is not permitted to be used pursuant to Rule 415(a)(5) under the Securities Act) in order to permit the Prospectus forming a part thereof to be usable by the Shelf Holders until the earlier of (i) the date as of which all Registrable Securities registered by such Shelf Registration Statement have been sold and (ii) such shorter period as the Shelf Holders of a majority of the Registrable Securities that are registered on such Shelf Registration Statement (the “Majority Shelf Holders”) may determine.
(c)    Suspension of Filing or Registration. If the Company shall furnish to the Shelf Holders a Certificate, then the Company shall have a period of not more than sixty (60) days or such longer period as the Majority Shelf Holders shall consent to in writing, within which to delay the filing or effectiveness (but not the preparation) of such Shelf Registration Statement or, in the case of a Shelf Registration Statement that has been declared effective, to suspend the use by Shelf Holders of such Shelf Registration Statement (in each case, a “Shelf Suspension”); provided, however, that, unless consented to in writing by the Majority Shelf Holders, the Company shall not be permitted to exercise more than two (2) Shelf Suspensions pursuant to this Section 5.2(c) and Demand Delays pursuant to Section 5.3(a)(ii) in the aggregate, or aggregate Shelf Suspensions pursuant to this Section 5.2(c) and Demand Delays pursuant to Section 5.3(a)(ii) of more than ninety (90) days, in each case, during any twelve (12) month period. Each Shelf Holder shall comply with the Delay Requirements. In the case of a Shelf Suspension that occurs after the effectiveness of the Shelf Registration Statement, the Shelf Holders agree to suspend use of the applicable Prospectus for the permitted duration of such Shelf Suspension in connection with any sale or purchase of, or offer to sell or purchase, Registrable Securities, upon receipt of the Certificate referred to above. The Company shall immediately notify the Shelf Holders upon the termination of any Shelf Suspension, and (i) in the case of a Shelf Registration Statement that has not been declared effective, shall promptly thereafter file the Shelf Registration Statement and use its reasonable best efforts to have such Shelf Registration Statement declared effective under the Securities Act and (ii) in the case of an effective Shelf Registration Statement, shall amend or supplement the Prospectus, if necessary, so it does not contain any material misstatement or omission prior to the expiration of the Shelf Suspension and furnish to the Shelf Holders such numbers of copies of the Prospectus as so amended or supplemented as the Shelf Holders may reasonably request. The Company agrees, if necessary, to supplement or make amendments to the Shelf Registration Statement if required by the registration form used by the Company for the Shelf Registration Statement or by the instructions applicable to such registration form or by the Securities Act or the rules or regulations promulgated thereunder or as may reasonably be requested by the Majority Shelf Holders.

(d)    Shelf Take-Downs.
(i)    Initiation of Shelf Take-Downs. If a Shelf Registration Statement has been filed and is effective, then, subject to the terms and provisions of this Article V, a Shelf Take-Down may only be initiated by an SL Initiating Holder or an Other Initiating Holder (each, a “Shelf Take-Down Initiating Holder”) and any such Shelf Take-Down may or may not be underwritten and/or Marketed, in each case, as shall be specified in the written demand delivered to the Company by the applicable Shelf Take-Down Initiating Holder that has initiated such Shelf Take-Down pursuant to the provisions of this Section 5.2(d).
(ii)    Underwritten Shelf Take-Downs. A Shelf Take-Down Initiating Holder (and not any other Shelf Holder) may elect in a written demand delivered to the Company (an “Underwritten Shelf Take-Down Notice”) for any Shelf Take-Down that it has initiated to be in the form of an underwritten offering (an “Underwritten Shelf Take-Down”), and the Company shall, if so requested, file and effect an amendment or supplement of the Shelf Registration Statement for such purpose as soon as practicable; provided, that any such Underwritten Shelf Take-Down must comply with the minimum size requirements of a Demand Registration set forth in Section 5.3(a). The applicable Shelf Take-Down Initiating Holder shall have the right to select the underwriter or underwriters to administer such Underwritten Shelf Take-Down; provided, that such underwriter or underwriters shall be reasonably acceptable to the Company. With respect to any Underwritten Shelf Take-Down (including any Marketed Underwritten Shelf Take-Down), in the event that a Shelf Holder is entitled to participate in such Underwritten Shelf Take-Down pursuant to this Section 5.2(d), the right of such Shelf Holder to participate in such Underwritten Shelf Take-Down shall be conditioned upon such Shelf Holder’s participation in such underwriting and the inclusion of such Shelf Holder’s Registrable Securities in the underwriting to the extent provided herein. The Company shall, together with all Shelf Holders and Third Party Shelf Holders of Registrable Securities of the Company that are proposing to distribute their securities through such Underwritten Shelf Take-Down, enter into an underwriting agreement in customary form with the underwriter or underwriters selected in accordance with this Section 5.2(d)(ii). Notwithstanding any other provision of this Section 5.2, if the underwriter shall advise the Company that marketing factors (including an adverse effect on the per share offering price) require a limitation of the number of Registrable Securities to be underwritten in an Underwritten Shelf Take-Down, then the Company shall so advise all Shelf Holders and Third Party Shelf Holders of Registrable Securities that are permitted to, and have requested to, participate in such Underwritten Shelf Take-Down, and the number of Registrable Securities that may be included in such Underwritten Shelf Take-Down shall be allocated pro rata among such Shelf Holders and Third Party Shelf Holders thereof in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Shelf Holders and Third Party Shelf Holders at the time of such Underwritten Shelf Take-Down; provided, that any Registrable Securities thereby allocated to a Shelf Holder or Third Party Shelf Holder that exceeds such Shelf Holder’s or Third Party Shelf Holder’s request shall be reallocated among the remaining Shelf Holders and Third Party Shelf Holders in like manner. No Registrable Securities excluded from an Underwritten Shelf Take-Down by reason of the underwriter’s marketing limitation shall be included in such underwritten offering. Notwithstanding anything herein to the contrary, in connection with any Shelf Take-Down, whether initiated by the SL Initiating Holders or the Other Initiating Holders, without the prior written consent of the SL Stockholder, the SL Stockholders shall be permitted to sell in any such offering a number of Registrable Securities that is equal to (i) the total number of Registrable Securities sold in such Shelf Take-Down multiplied by (ii) a fraction, the numerator of which is the number of Registrable Securities owned by the SL Stockholders immediately prior to the consummation of such Shelf Take-Down and the denominator of which is the number of Registrable Securities owned by all Shelf Holders immediately prior to the consummation of such Shelf Take-Down.
(iii)    Marketed Underwritten Shelf Take-Downs. The Shelf Take-Down Initiating Holder submitting an Underwritten Shelf Take-Down Notice to the Company pursuant to Section 5.2(d)(ii) shall indicate in such notice whether it intends for such Underwritten Shelf Take-Down to be Marketed (a “Marketed Underwritten Shelf Take-Down”); provided, that any such Marketed Underwritten Shelf Take-Down shall be deemed to be, for purposes of Section 5.3(a), a Demand Registration and must comply with the minimum size requirements set forth therein. Upon receipt of an Underwritten Shelf Take-Down Notice indicating that such Underwritten Shelf Take-Down will be a Marketed Underwritten Shelf Take-Down, the Company shall promptly (but in any event no later than ten (10) days prior to the expected date of such Marketed Underwritten Shelf Take-Down) give written notice of such Marketed Underwritten Shelf Take-Down to all other Shelf Holders of Registrable Securities under such Shelf Registration Statement and any such Shelf Holders requesting inclusion in such Marketed Underwritten Shelf Take-Down must respond in writing within five (5) days after the receipt of such notice. Each such Shelf Holder that timely delivers any such request shall be permitted to sell in such Marketed Underwritten Shelf Take-Down subject to the terms and conditions of Section 5.2(d)(ii).
(iv)    Non-Marketed Underwritten Shelf Take-Downs. With respect to each Underwritten Shelf Take-Down by a Shelf Take-Down Initiating Holder that is not a Marketed Underwritten Shelf Take-Down (a “Restricted Shelf Take-Down”), the Shelf Take-Down Initiating Holder initiating such Restricted Shelf Take-Down shall not be required to provide written notice of such Restricted Shelf Take-Down to the other Shelf Holders and no other Shelf Holders will have the right to participate in any other Shelf Take-Down Initiating Holder’s Restricted Shelf Take-Down; provided, that, if a Restricted Shelf Take-Down is the first opportunity for an Eligible Take-Down Holder to sell Registrable Securities pursuant to a Registration Statement, each Eligible Take-Down Holder shall have the ability to participate in such Restricted Shelf Take-Down pursuant to the procedures for participation in Section 5.2(d)(iii) (but the reference to (A) ten (10) days in Section 5.2(d)(iii) shall be two (2) days as applied to this Section 5.2(d)(iv) and (B) five (5) days in Section 5.2(d)(iii) shall be one (1) day as applied to this Section 5.2(d)(iv)).

Section 5.3.    Demand Registration.
(a)    Holders’ Demand for Registration. If the Company shall receive from (x) the SL Stockholders seeking to compel an IPO (it being understood and agreed that the SL Stockholders shall have the right to compel the Company to effect an IPO at any time) or (y) at any time after an IPO one or more Initiating Holders, a written demand that the Company effect any registration (a “Demand Registration”) of Registrable Securities held by such Holders having a reasonably anticipated net aggregate offering price (after deduction of underwriter commissions and offering expenses) of at least $50,000,000, the Company will:
(i)    promptly (but in any event within ten (10) days prior to the date such registration becomes effective under the Securities Act) give written notice of the proposed registration to all other Holders; and
(ii)    use its reasonable best efforts to effect such registration as soon as practicable as will permit or facilitate the sale and distribution of all or such portion of such Initiating Holders’ Registrable Securities as are specified in such demand, together with all or such portion of the Registrable Securities of any other Holders joining in such demand as are specified in a written demand received by the Company within five (5) days after such written notice is given; provided, that the Company shall not be obligated to file any Registration Statement or other disclosure document pursuant to this Section 5.3 (but shall be obligated to continue to prepare such Registration Statement or other disclosure document) if the Company shall furnish to such Holders a Certificate, in which case the Company shall have an additional period (each, a “Demand Delay”) of not more than sixty (60) days (or such longer period as may be agreed upon by the Initiating Holders) within which to file such Registration Statement; provided, however, that the Company shall not exercise more than two (2) Demand Delays pursuant to this Section 5.3(a)(ii) and Shelf Suspensions pursuant to Section 5.2(c) in the aggregate, or aggregate Demand Delays pursuant to this Section 5.3(a)(ii) and Shelf Suspensions pursuant to Section 5.2(c) of more than ninety (90) days, in each case, during any twelve (12) month period. Each Holder shall comply with the Delay Requirements. In the event of a Demand Delay with respect to a Demand Registration, the Initiating Holder who requested the Demand Registration shall have the right to withdraw such request for registration by giving written notice to the Company within five (5) Business Days after receipt of the certificate with respect to such Demand Delay, and in the event of such withdrawal, such request shall not be counted for purposes of the number of Demand Registrations to which such Holder is entitled pursuant to the terms of this Section 5.3.
(b)    Underwriting. If the Initiating Holders intend to distribute the Registrable Securities covered by their demand by means of an underwritten offering, they shall so advise the Company as part of their demand made pursuant to this Section 5.3, and the Company shall include such information in the written notice referred to in Section 5.3(a)(i). In such event, the right of any Holder to registration pursuant to this Section 5.3 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. The Company shall, together with all holders of Registrable Securities of the Company proposing to distribute their securities through such underwriting, enter into an underwriting agreement in customary form with the underwriter or underwriters selected by a majority-in-interest of the Initiating Holders and reasonably satisfactory to the Company. Notwithstanding any other provision of this Section 5.3, if the underwriter shall advise the Company that marketing factors (including an adverse effect on the per share offering price) require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders of Registrable Securities that have requested to participate in such offering, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated pro rata among such Holders thereof in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders at the time of filing the Registration Statement; provided that any Registrable Securities thereby allocated to any such person that exceed such person’s request shall be reallocated among the remaining requesting Holders and other requesting holders of Registrable Securities in like manner; provided, further, that the number of Registrable Securities to be included in such underwriting shall not be reduced unless all other Securities are first entirely excluded from the underwriting. No Registrable Securities excluded from the underwriting by reason of the underwriter’s marketing limitation shall be included in such registration. If the underwriter has not limited the number of Registrable Securities to be underwritten, the Company may include securities for its own account (or for the account of any other Persons) in such registration if the underwriter so agrees and if the number of Registrable Securities would not thereby be limited. Notwithstanding anything herein to the contrary, in connection with any Demand Registration, whether initiated by the SL Initiating Holders or the Other Initiating Holders, the SL Stockholders shall be permitted to sell in any such offering a number of Registrable Securities that is equal to (i) the total number of Registrable Securities sold in such Demand Registration multiplied by (ii) a fraction, the numerator of which is the number of Registrable Securities owned by the SL Stockholders immediately prior to the consummation of such Demand Registration and the denominator of which is the number of Registrable Securities owned by all Holders immediately prior to the consummation of such Demand Registration.
(c)    Effective Registration. The Company shall be deemed to have effected a Demand Registration if the Registration Statement pursuant to such registration is declared effective by the SEC and remains effective for not less than one hundred eighty (180) days (or such shorter period as will terminate when all Registrable Securities covered by such Registration Statement have been sold or withdrawn), or, if such Registration Statement relates to an underwritten offering, such longer period as, in the opinion of counsel for the underwriters, a prospectus is required by law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer (the applicable period, the “Demand Period”). No Demand Registration shall be deemed to have been effected if (i) during the Demand Period such registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court or (ii) the conditions specified in the underwriting agreement, if any, entered into in connection with such registration are not satisfied other than by reason of a wrongful act, misrepresentation or breach of such applicable underwriting agreement by a participating Holder.

(d)    Restrictions on Registration. Notwithstanding the rights and obligations set forth in Section 5.2 or this Section 5.3:
(i)    in no event shall the Company be obligated to take any action to effect more than four (4) Demand Registrations (but not including any Underwritten Shelf Take Down that is not a Marketed Underwritten Shelf Take Down) in any twelve (12) month period; and
(ii)    in no event shall the Company be obligated to take any action to effect a Demand Registration initiated by any Other Initiating Holder after such time as such Other Initiating Holder have initiated (A) one (1) Demand Registration (with respect to each Other Initiating Holder other than the DIG Stockholders) or (B) three (3) Demand Registrations (with respect to the DIG Stockholders) (including Marketed Underwritten Shelf Take Downs, but, for the avoidance of doubt, excluding all Shelf Take-Downs that are not Marketed Underwritten Shelf Take-Downs) that have been effected. A Demand Registration requested by an Other Initiating Holder shall not be counted as “effected” and shall not be considered a Demand Registration by such Other Initiating Holder if, as a result of a reduction in the number of Registrable Securities that may be sold by such Other Initiating Holders in an underwritten offering pursuant to Section 5.2(d)(ii) or Section 5.3(a)(i), fewer than a majority of the total number of Registrable Securities that such Other Initiating Holder have requested to be included in such underwritten offering are actually included therein.
Section 5.4.    Piggyback Registration.
(a)    If at any time or from time to time the Company shall determine to register any of its equity securities, either for its own account or for the account of security holders (other than (1) in a registration relating solely to employee benefit plans, (2) a Registration Statement on Form S-4 or S-8 (or such other similar successor forms then in effect under the Securities Act), (3) a registration pursuant to which the Company is offering to exchange its own securities for other securities, (4) a Registration Statement relating solely to dividend reinvestment or similar plans, (5) a Shelf Registration Statement pursuant to which only the initial purchasers and subsequent transferees of debt securities or preferred stock of the Company or any Subsidiary that are convertible or exchangeable for Securities and that are initially issued pursuant to Rule 144A and/or Regulation S (or any successor provision) of the Securities Act may resell such notes or preferred stock and sell the Securities into which such notes or preferred stock may be converted or exchanged or (6) a registration pursuant to Section 5.2 or Section 5.3 hereof), the Company will:
(i)    promptly (but in no event less than ten (10) days before the effective date of the relevant Registration Statement) give to each Holder written notice thereof; and
(ii)    include in such registration (and any related qualification under state securities laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests made within five (5)

days after receipt of such written notice from the Company by any Holder or Holders, except as set forth in Section 5.4(b) below.
Notwithstanding the foregoing, this Section 5.4 shall not apply in respect of any Holder (i) in an IPO unless (x) one or more of the SL Stockholders elect to participate in such registration or (y) the SL Stockholders, in their sole discretion, elect by written notice to the Company for this Section 5.4 to apply to the Registrable Securities of any one or more other Holders specified in such notice; provided, that, if the SL Stockholders make such election with respect to any Major Stockholder, it shall automatically apply proportionately to each other Major Stockholder and/or (ii) to any Shelf Take-Down irrespective of whether such Shelf Take-Down is an Underwritten Shelf Take-Down or not an Underwritten Shelf Take-Down.
(b)    Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 5.4(a)(i). In such event, the right of any Holder to registration pursuant to this Section 5.4 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to dispose of their Registrable Securities through such underwriting, together with the Company and the other parties distributing their securities through such underwriting, shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Section 5.4, if the underwriters shall advise the Company that marketing factors (including, without limitation, an adverse effect on the per share offering price) require a limitation of the number of shares to be underwritten, then the Company may limit the number of Registrable Securities to be included in the registration and underwriting, subject to the terms of this Section 5.4. The Company shall so advise all Holders of Registrable Securities that have requested to participate in such offering, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated in the following manner: first, to the Company and second, to the Holders on a pro rata basis based on the total number of Registrable Securities held by the Holders; provided, that any Registrable Securities thereby allocated to any such person that exceed such person’s request shall be reallocated among the remaining requesting Holders and other requesting holders of Registrable Securities in like manner. No such reduction shall (i) reduce the securities being offered by the Company for its own account to be included in the registration and underwriting, or (ii) reduce the amount of securities of the selling Holders included in the registration below twenty-five percent (25%) of the total amount of Registrable Securities included in such registration, unless such offering does not include Registrable Securities of any other selling security holders, in which event any or all of the Registrable Securities of the Holders may be excluded in accordance with the immediately preceding sentence. No Registrable Securities excluded from the underwriting by reason of the underwriter’s marketing limitation shall be included in such registration. For the avoidance of doubt, nothing in this Section 5.4(b) is intended to diminish the number of Registrable Securities to be included by the Company in the underwriting. Notwithstanding anything herein to the contrary, in connection with any registered offering subject to this Section 5.4, without the prior written consent of the SL Stockholders, solely after taking into account the Registrable Securities sold by the Company first, the SL Stockholders shall be permitted to sell in any such offering a number of Registrable Securities that is equal to (i) the total number of Registrable Securities sold by Holders in such registered offering subject to this Section 5.4 multiplied by (ii) a fraction, the numerator of which is the number of Registrable Securities owned by the SL Stockholders immediately prior to such registered offering subject to this Section 5.4 and the denominator of which is the number of Registrable Securities owned by all Holders immediately prior to the consummation of such registered offering subject to this Section 5.4.
(c)    Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 5.4 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.
Section 5.5.    Expenses of Registration. All Registration Expenses incurred in connection with all registrations effected pursuant to Section 5.2, Section 5.3 or Section 5.4, shall be borne by the Company; provided, however, that the Company shall not be required to pay stock transfer taxes or underwriters’ discounts or selling commissions relating to Registrable Securities.
Section 5.6.    Obligations of the Company. Whenever required under this Article V to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:
(a)    prepare and file with the SEC a Registration Statement with respect to such Registrable Securities and use its reasonable best efforts to cause such Registration Statement to become effective, and keep such Registration Statement effective for (x) the lesser of one hundred eighty (180) days or until the Holder or Holders have completed the distribution relating thereto or (y) for such longer period as may be prescribed herein;
(b)    prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement in accordance with the intended methods of disposition by sellers thereof set forth in such Registration Statement;
(c)    permit any Holder that (in the good faith reasonable judgment of such Holder) might be deemed to be a controlling person of the Company to participate in good faith in the preparation of such Registration Statement and to cooperate in good faith to include therein material, furnished to the Company in writing, that in the reasonable judgment of such Holder and its counsel should be included;
(d)    furnish to the Holders such numbers of copies of the Registration Statement and the related Prospectus, including all exhibits thereto and documents incorporated by reference therein and a preliminary prospectus, in conformity with the requirements of the

Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;
(e)    in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement;
(f)    notify each Holder of Registrable Securities covered by such Registration Statement as soon as reasonably possible after notice thereof is received by the Company of any written comments by the SEC or any request by the SEC or any other federal or state governmental authority for amendments or supplements to such Registration Statement or such prospectus or for additional information;
(g)    notify each Holder of Registrable Securities covered by such Registration Statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;
(h)    notify each Holder of Registrable Securities covered by such Registration Statement as soon as reasonably practicable after notice thereof is received by the Company of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or any order by the SEC or any other regulatory authority preventing or suspending the use of any preliminary or final prospectus or the initiation or threatening of any proceedings for such purposes, or any notification with respect to the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;
(i)    use its reasonable best efforts to prevent the issuance of any stop order suspending the effectiveness of any Registration Statement or of any order preventing or suspending the use of any preliminary or final prospectus and, if any such order is issued, to obtain the withdrawal of any such order as soon as practicable;
(j)    make available for inspection by each Holder including Registrable Securities in such registration, any underwriter participating in any distribution pursuant to such registration, and any attorney, accountant or other agent retained by such Holder or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, as such parties may reasonably request, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such Holder, underwriter, attorney, accountant or agent in connection with such Registration Statement;
(k)    use its reasonable best efforts to register or qualify, and cooperate with the Holders of Registrable Securities covered by such Registration Statement, the underwriters, if any, and their respective counsel, in connection with the registration or qualification of such

Registrable Securities for offer and sale under “blue sky” or securities laws of each state and other jurisdiction of the United States as any such Holder or underwriters, if any, or their respective counsel reasonably request in writing, and do any and all other things reasonably necessary or advisable to keep such registration or qualification in effect for such period as required by Section 5.2(b) and Section 5.2(c), as applicable; provided, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or take any action which would subject it to taxation service of process in any such jurisdiction where it is not then so subject;
(l)    obtain for delivery to the Holders of Registrable Securities covered by such Registration Statement and to the underwriters, if any, an opinion or opinions from counsel for the Company, dated the effective date of the Registration Statement or, in the event of an underwritten offering, the date of the closing under the underwriting agreement, in customary form, scope and substance, which opinions shall be reasonably satisfactory to such holders or underwriters, as the case may be, and their respective counsel;
(m)    in the case of an underwritten offering, obtain for delivery to the Company and the underwriters, with copies to the Holders of Registrable Securities included in such registration, a cold comfort letter from the Company’s independent certified public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the managing underwriter or underwriters reasonably request, dated the date of execution of the underwriting agreement and brought down to the closing under the underwriting agreement;
(n)    use its reasonable best efforts to list the Registrable Securities that are Securities covered by such Registration Statement with any securities exchange or automated quotation system on which the Securities are then listed;
(o)    provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by the applicable Registration Statement from and after a date not later than the effective date of such Registration Statement;
(p)    cooperate with Holders including Registrable Securities in such registration and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, such certificates to be in such denominations and registered in such names as such Holders or the managing underwriters may request at least two (2) Business Days prior to any sale of Registrable Securities;
(q)    use its reasonable best efforts to comply with all applicable securities laws and make available to its Holders, as soon as reasonably practicable, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder; and
(r)    in the case of an underwritten offering, cause the senior executive officers of the Company to participate in the customary “road show” presentations that may be reasonably requested by the underwriters and otherwise to facilitate, cooperate with and participate in each proposed offering contemplated herein and customary selling efforts related thereto.
Section 5.7.    Indemnification.
(a)    The Company will, and does hereby undertake to, indemnify and hold harmless each Holder of Registrable Securities and each of such Holder’s officers, directors, trustees, employees, partners, managers, members, stockholders, beneficiaries, affiliates and agents and each Person, if any, who controls such Holder, within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, with respect to any registration, qualification, compliance or sale effected pursuant to this Article V, and each underwriter, if any, and each Person who controls any underwriter, of the Registrable Securities held by or issuable to such Holder, against all claims, losses, damages and liabilities (or actions in respect thereto) to which they may become subject under the Securities Act, the Exchange Act, or other federal or state law arising out of or based on (A) any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular, free writing prospectus or other similar document (including any related Registration Statement, notification, or the like) incident to any such registration, qualification, compliance or sale effected pursuant to this Article V, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, (B) any violation or alleged violation by the Company of any federal, state or common law rule or regulation applicable to the Company in connection with any such registration, qualification, compliance or sale, or (C) any failure to register or qualify Registrable Securities in any state where the Company or its agents have affirmatively undertaken or agreed in writing (including pursuant to Section 5.6(k)) that the Company (the undertaking of any underwriter being attributed to the Company) will undertake such registration or qualification on behalf of the Holders of such Registrable Securities (provided, that in such instance the Company shall not be so liable if it has undertaken its reasonable best efforts to so register or qualify such Registrable Securities) and will reimburse, as incurred, each such Holder, each such underwriter and each such director, officer, trustee, employee, partner, manager, member, stockholder, beneficiary, affiliate, agent and controlling person, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 5.7(a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by such Holder or underwriter expressly for use therein.
(b)    Each Holder (if Registrable Securities held by or issuable to such Holder are included in such registration, qualification, compliance or sale pursuant to this Article V) does hereby undertake, severally and not jointly, to indemnify and hold harmless the Company, each of its officers, directors, employees, stockholders, affiliates and agents and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or

Section 20 of the Exchange Act, each underwriter, if any, and each Person who controls any underwriter, of the Company’s securities covered by such a Registration Statement, and each other Holder, each of such other Holder’s officers, directors, employees, partners, stockholders, affiliates and agents and each Person, if any, who controls such Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such Registration Statement, prospectus, offering circular, free writing prospectus or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, and will reimburse, as incurred, the Company, each such underwriter, each such other Holder, and each such officer, director, trustee, employee, partner, stockholder, beneficiary, affiliate, agent and controlling person of the foregoing, for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) was made in such Registration Statement, prospectus, offering circular, free writing prospectus or other document, in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use therein; provided, however, that the indemnity agreement contained in this Section 5.7(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided, further, that the aggregate liability of each Holder hereunder shall be limited to the gross proceeds after underwriting discounts and commissions received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation, except in the case of fraud or willful misconduct by such Holder. It is understood and agreed that the indemnification obligations of each Holder pursuant to any underwriting agreement entered into in connection with any Registration Statement shall be limited to the obligations contained in this Section 5.7(b).
(c)    Each party entitled to indemnification under this Section 5.7 (the “Indemnified Party”) shall give notice to the party required to provide such indemnification (the “Indemnifying Party”) of any claim as to which indemnification may be sought promptly after such Indemnified Party has actual knowledge thereof, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be subject to approval by the Indemnified Party (whose approval shall not be unreasonably withheld) and the Indemnified Party may participate in such defense at the Indemnifying Party’s expense if representation of such Indemnified Party would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding; and provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Article V, except to the extent that such failure to give notice materially prejudices the Indemnifying Party in the defense of any such claim or any such litigation. An Indemnifying Party, in the defense of any such claim or litigation, may, without the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that (i) includes as a term thereof the giving by the claimant or plaintiff therein to such Indemnified Party of an unconditional release from all liability with respect to such claim or litigation and (ii) does not include any recovery (including a statement as to or an admission of fault, culpability or a failure to act by or on behalf of such Indemnified Party) other than monetary damages, and provided that any sums payable in connection with such settlement are paid in full by the Indemnifying Party.
(d)    In order to provide for just and equitable contribution in case indemnification is prohibited or limited by law, the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and such Party’s relative intent, knowledge, access to information and opportunity to correct or prevent such actions; provided, however, that in any case, (i) no Holder will be required to contribute any amount in excess of the gross proceeds after underwriting discounts and commissions received by such Holder upon the sale of the Registrable Securities giving rise to such contribution obligation and (ii) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided, further, that in no event shall a Holder’s liability pursuant to this Section 5.7(d), when combined with the amounts paid or payable by such Holder pursuant to Section 5.7(b), exceed the proceeds from the offering received by such Holder, except in the case of fraud or willful misconduct by such Holder.
(e)    The indemnities provided in this Section 5.7 shall survive the transfer of any Registrable Securities by such Holder.
Section 5.8.    Information by Holder. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Article V.
Section 5.9.    Transfer of Registration Rights. The rights contained in this Article V with respect to the registration of the Registrable Securities may be assigned or otherwise conveyed by a Holder pursuant to a transfer permitted under this Article V.
Section 5.10.    Delay of Registration. No Holder shall have any right to obtain, and hereby waives any right to seek, an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Article V.

Section 5.11.    Limitations on Subsequent Registration Rights. From and after the date of the Closing, the Company shall not, without the prior written consent of the SL Stockholders, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder to (i) require the Company to effect a registration or (ii) include any securities in any registration filed under Section 5.2, Section 5.3 or Section 5.4 hereof, unless, in each case, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not diminish the amount of Registrable Securities that are included in such registration.
Section 5.12.    Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC that may permit the sale of the Registrable Securities to the public without registration, the Company, following an IPO, agrees to use its reasonable best efforts to:
(a)    make and keep current public information available, within the meaning of Rule 144, at all times after it has become subject to the reporting requirements of the Exchange Act;
(b)    file with the SEC, in a timely manner, all reports and other documents required of the Company under the Securities Act and Exchange Act (after it has become subject to such reporting requirements); and
(c)    so long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time commencing ninety (90) days after the effective date of the first registration filed by the Company for an offering of its securities to the general public), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.
Section 5.13.    “Market Stand Off” Agreement. Each Holder hereby agrees that during (i) such period following the effective date (which period shall in no event exceed one hundred eighty (180) days) of a Registration Statement of the Company filed in connection with an IPO (other than IPO pursuant to clause (ii) of the definition thereof) as the SL Stockholders may agree to with the underwriter or underwriters of such underwritten offering, (ii) during such period following the effective date of a SPAC Acquisition as the SL Stockholders may agree to in connection with such SPAC Acquisition (which period shall in no event exceed one hundred eighty (180) days) or (iii) with respect to underwritten offerings only, such period (which period shall in no event exceed ninety (90) days) following the effective date of a Registration Statement of the Company filed under the Securities Act subsequent to an IPO as the SL Stockholders may agree to with the underwriter or underwriters of such underwritten offering, such Holder or its Affiliates shall not, to the extent requested by the Company and/or any underwriter, sell, pledge, hypothecate, transfer, make any short sale of, loan, grant any option or right to purchase of, or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any Securities held by it at any time during such period, except Securities included in such registration. The Company and each applicable Holder shall, and the Company agrees to cause its and its directors and executive officers to, deliver to the underwriter or underwriters of any offering to which this Section 5.13 is applicable a customary agreement reflecting its agreement set forth in this Section 5.13. All discretionary waivers or early release of this provision for the benefit of any Stockholder, shall automatically and without any further action of any party be applied to the other Stockholders on a pro-rata basis (e.g., if the SL Stockholders are released to sell 10% of their Registrable Securities, the other Stockholders shall be released to sell 10% of their Registrable Securities). Notwithstanding anything herein to the contrary, the Major Stockholders shall not be subject to the restrictions contemplated by clause (iii) of the first sentence of this Section 5.13 if such Major Stockholder does not participate in such underwritten offering subsequent to an IPO.
Section 5.14.    Termination of Registration Rights. The rights of any particular Holder to cause the Company to register securities under Section 5.2, Section 5.3 or Section 5.4 hereof shall terminate as to any Holder on the date such Holder, together with his or her Permitted Transferees (if such Holder is an Employee Stockholder) or its Affiliates (with respect to an SL Stockholder or any other Major Stockholder), beneficially owns less than one percent (1%) of the Securities that are outstanding at such time and such Holder is able to dispose of all of its Registrable Securities in any ninety (90) day period pursuant to Rule 144 or 145 (or any similar or analogous rule) promulgated under the Securities Act. Each Stockholder that is party to a Convertible Note and/or note purchase agreement hereby acknowledges and agrees that this Article V supersedes and automatically terminates and replaces any obligation to provide such Stockholder registration rights pursuant to such Convertible Note or note purchase agreement.
ARTICLE VI
ADDITIONAL STOCKHOLDERS
Section 6.1.    Additional Stockholders.
(a)    Additional Stockholders may be added as parties to, be bound by and receive the benefits afforded by, and be subject to the obligations provided by, this Agreement upon the execution and delivery of a Joinder Agreement in the form attached hereto as Annex A by such additional Stockholder to the Company and the acceptance thereof by the Company.
(b)    To the extent permitted by Section 8.9, amendments may be effected to this Agreement reflecting such rights and obligations, consistent with the terms of this Agreement, of such additional Stockholder as the SL Stockholders and such additional Stockholder may agree.
(c)    In connection with any transfer or issuance of Securities from and after the date of this Agreement, the Company shall require that any Person who acquires Securities in any such transaction execute and deliver to the Company a Joinder Agreement in the form attached hereto as Annex A.

ARTICLE VII
INDEMNIFICATION; OTHER BUSINESSES; WAIVER OF CERTAIN DUTIES
Section 7.1.    Indemnification.
(a)    The Company will, and will cause its Subsidiaries to, jointly and severally, indemnify, exonerate and hold each Major Stockholder and each of their respective partners, stockholders, members, Affiliates, directors, officers, fiduciaries, managers, controlling Persons, employees and agents and each of the partners, stockholders, members, Affiliates, directors, officers, fiduciaries, managers, controlling Persons, employees and agents of each of the foregoing (collectively, the “Indemnitees”) free and harmless from and against any and all liabilities, losses, damages and costs and out-of-pocket expenses in connection therewith (including reasonable attorneys’ fees and expenses) incurred by the Indemnitees or any of them before or after the Closing Date (collectively, the “Indemnified Liabilities”), arising out of any action, cause of action, suit, litigation, investigation, inquiry, arbitration or claim (each, an “Action”) arising directly or indirectly out of, or in any way relating to, (i) such Stockholder’s or its Affiliates’ ownership of Securities or such Stockholder’s or its Affiliates’ control or ability to influence the Company or any of its Subsidiaries (other than any such Indemnified Liabilities (x) to the extent such Indemnified Liabilities arise out of any breach of this Agreement or any other agreement by such Indemnitee or its Affiliates or other related Persons or the breach of any fiduciary or other duty or obligation of such Indemnitee to its direct or indirect equity holders, creditors or Affiliates or (y) to the extent such control or the ability to control the Company or any of its Subsidiaries derives from such Stockholder’s or its Affiliates’ capacity as an officer or director of the Company or any of its Subsidiaries) or (ii) the business, operations, properties, assets or other rights or liabilities of the Company or any of its Subsidiaries; provided, however, that if and to the extent that the foregoing undertaking may be unavailable or unenforceable for any reason, the Company will, and will cause its Subsidiaries to, jointly and severally make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law. For the purposes of this Section 7.1, none of the circumstances described in the limitations contained in the proviso in the immediately preceding sentence shall be deemed to apply absent a final non-appealable judgment of a court of competent jurisdiction to such effect, in which case to the extent any such limitation is so determined to apply to any Indemnitee as to any previously advanced indemnity payments made by the Company, then such payments shall be promptly repaid by such Indemnitee to the Company.
(b)    The Company will, and will cause their respective Subsidiaries to, jointly and severally, reimburse any Indemnitee for all reasonable costs and expenses (including reasonable attorneys’ fees and expenses and any other litigation-related expenses) as they are incurred in connection with investigating, preparing, pursuing, defending or assisting in the defense of any Action for which the Indemnitee would be entitled to indemnification under the terms of this Article VII, or any action or proceeding arising therefrom, whether or not such Indemnitee is a party thereto. The Company or its Subsidiaries, in the defense of any Action for which an Indemnitee would be entitled to indemnification under the terms of this Article VII, may, without the consent of such Indemnitee, consent to entry of any judgment or enter into any settlement if and only if it (i) includes as a term thereof the giving by the claimant or plaintiff therein to such Indemnitee of an unconditional release from all liability with respect to such Action, (ii) does not impose any limitations (equitable or otherwise) on such Indemnitee, and (iii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of such Indemnitee, and provided that the only penalty imposed in connection with such settlement is a monetary payment that will be paid in full by the Company or its respective Subsidiaries.
(c)    The Company acknowledges and agrees that the Company shall, and to the extent applicable shall cause the Controlled Entities to, be fully and primarily responsible for the payment to the Indemnitee in respect of Indemnified Liabilities in connection with any Jointly Indemnifiable Claims (as defined below), pursuant to and in accordance with (as applicable) the terms of (i) the DGCL, (ii) the certificate of incorporation, as amended, of the Company, (iii) the bylaws, as amended, of the Company (iv) any director indemnification agreement, (v) this Agreement, (vi) any other agreement between the Company or any Controlled Entity and the Indemnitee pursuant to which the Indemnitee is indemnified, (vii) the laws of the jurisdiction of incorporation or organization of any Controlled Entity and/or (viii) the certificate of incorporation, certificate of organization, bylaws, partnership agreement, operating agreement, certificate of formation, certificate of limited partnership or other organizational or governing documents of any Controlled Entity ((i) through (viii) collectively, the “Indemnification Sources”), irrespective of any right of recovery the Indemnitee may have from any corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise (other than the Company, any Controlled Entity or the insurer under and pursuant to an insurance policy of the Company or any Controlled Entity) from whom an Indemnitee may be entitled to indemnification with respect to which, in whole or in part, the Company or any Controlled Entity may also have an indemnification obligation (collectively, the “Indemnitee-Related Entities”). Under no circumstance shall the Company or any Controlled Entity be entitled to any right of subrogation or contribution by the Indemnitee-Related Entities and no right of advancement or recovery the Indemnitee may have from the Indemnitee-Related Entities shall reduce or otherwise alter the rights of the Indemnitee or the obligations of the Company or any Controlled Entity under the Indemnification Sources. In the event that any of the Indemnitee-Related Entities shall make any payment to the Indemnitee in respect of indemnification with respect to any Jointly Indemnifiable Claim, (x) the Company shall, and to the extent applicable shall cause the Controlled Entities to, reimburse the Indemnitee-Related Entity making such payment to the extent of such payment promptly upon written demand from such Indemnitee-Related Entity, (y) to the extent not previously and fully reimbursed by the Company and/or any Controlled Entity pursuant to clause (x), the Indemnitee-Related Entity making such payment shall be subrogated to the extent of the outstanding balance of such payment to all of the rights of recovery of the Indemnitee against the Company and/or any Controlled Entity, as applicable, and (z) Indemnitee shall execute all papers reasonably required and shall do all things that may be reasonably necessary to secure such rights, including the execution of such documents as may be necessary to enable the Indemnitee-Related Entities effectively to bring suit to enforce such rights. The Company and Indemnitees agree that each of the Indemnitee-Related Entities shall be third-party beneficiaries with respect to this Section

7.1(c), entitled to enforce this Section 7.1(c) as though each such Indemnitee-Related Entity were a party to this Agreement. The Company shall cause each of the Controlled Entities to perform the terms and obligations of this Section 7.1(c) as though each such Controlled Entity was a party to this Agreement. For purposes of this Section 7.1(c), the term “Jointly Indemnifiable Claims” shall be broadly construed and shall include, without limitation, any Indemnified Liabilities for which the Indemnitee shall be entitled to indemnification from both (1) the Company and/or any Controlled Entity pursuant to the Indemnification Sources, on the one hand, and (2) any Indemnitee-Related Entity pursuant to any other agreement between any Indemnitee-Related Entity and the Indemnitee pursuant to which the Indemnitee is indemnified, the laws of the jurisdiction of incorporation or organization of any Indemnitee-Related Entity and/or the certificate of incorporation, certificate of organization, bylaws, partnership agreement, operating agreement, certificate of formation, certificate of limited partnership or other organizational or governing documents of any Indemnitee-Related Entity, on the other hand.
(d)    The rights of any Indemnitee to indemnification pursuant to this Section 7.1 will be in addition to any other rights any such Person may have under any other Section of this Agreement or any other agreement or instrument to which such Indemnitee is or becomes a party or is or otherwise becomes a beneficiary or under law or regulation or under the certificate of incorporation or bylaws of the Company, any newly formed direct or indirect parent or any direct or indirect Subsidiary or investment holding vehicle with respect to any of the foregoing.
(e)    In addition to any other indemnification rights the members of the Board have pursuant to the Organizational Documents of the Company and any agreement with the Company, the Company shall enter into with each member of the Board a customary indemnification agreement in form and substance approved by the Board, which indemnification agreement shall be the same for all directors of the Board.
Section 7.2.    Other Businesses; Waiver of Certain Duties.
(a)    The parties expressly acknowledge and agree that to the fullest extent permitted by applicable law, each of the Major Stockholders (including (A) their respective Affiliates, (B) any portfolio company in which they or any of their respective Affiliates have made an investment or (C) any of their respective limited partners, non-managing members or other similar direct or indirect investors) and the directors of the Company or any of its Subsidiaries appointed by any of the Major Stockholders:
(i)    have the right to, and shall have no duty (fiduciary, contractual or otherwise) not to, directly or indirectly engage in and possess interests in other business ventures of every type and description, including those engaged in the same or similar business activities or lines of business as the Company or any of its Subsidiaries or deemed to be competing with the Company or any of its Subsidiaries, on its own account, or in partnership with, or as an employee, officer, director or shareholder of any other Person, with no obligation to offer to the Company or any of its Subsidiaries or any Stockholder of the Company or any of its Subsidiaries the right to participate therein;

(ii)    may invest in, or provide services to, any Person that directly or indirectly competes with the Company or any of its Subsidiaries; and
(iii)    shall have no duty (fiduciary, contractual or otherwise) to communicate or present any knowledge of a potential transaction or matter that may be a corporate or other business opportunity for the Company or any of its Subsidiaries to the Company or any of its Subsidiaries or any Stockholder of the Company or any of its Subsidiaries, and, notwithstanding any provision of this Agreement to the contrary, shall not be liable to the Company or any of its Subsidiaries or any Stockholder of the Company or any of its Subsidiaries (or their respective Affiliates) for breach of any duty (fiduciary, contractual or otherwise) by reason of the fact that such Person, directly or indirectly, pursues or acquires such opportunity for itself, directs such opportunity to another Person or does not present such opportunity to the Company or any of its Subsidiaries or any Stockholder of the Company or any of its Subsidiaries (or their respective Affiliates).
For the avoidance of doubt, the parties acknowledge that this paragraph is intended to disclaim and renounce, to the fullest extent permitted by applicable law, any right of the Company or any of its Subsidiaries with respect to the matters set forth herein, and this paragraph shall be construed to effect such disclaimer and renunciation to the fullest extent permitted by law.
(b)    The provisions of this Section 7.2, to the extent that they restrict the duties and liabilities of any of the Major Stockholders or any director of the Company appointed by any of the Major Stockholders otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of the Major Stockholders, as applicable, or any such director of the Company appointed by any of the Major Stockholders, as applicable, to the fullest extent permitted by applicable law.
ARTICLE VIII
MISCELLANEOUS
Section 8.1.    Entire Agreement. This Agreement (together with (i) any Company Award between the Company and an Applicable Employee for any Employee Stockholder, (ii) any management rights letters with any Major Stockholders and (iii) any Convertible Notes and the related documents thereto) constitutes the entire understanding and agreement between the parties and supersedes and replaces any prior understanding, agreement or statement of intent, in each case, written or oral, of any and every nature with respect thereto. Each of the parties hereto shall exercise all voting and other rights and powers available to it so as to give effect to the provisions of this Agreement and, if necessary, to procure (so far as it is able to do so) any required amendment to the Company’s and/or its Subsidiaries’ Organizational Documents, in order to cure any inconsistency between this Agreement and the Company’s and/or its Subsidiaries’ Organizational Documents.
Section 8.2.    Further Assurances. From time to time, at the reasonable request of the SL Stockholders and without further consideration, each other Stockholder (including the Employee Stockholders) shall execute and deliver such additional documents and take all such further action as may be necessary or appropriate to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.
Section 8.3.    Use of Logo. The Company hereby irrevocably consents to the use of its and its direct and indirect Subsidiaries’ logos and trade names by the Major Stockholders in relation to its investment business, including in reports to investors and potential investors, on its website or other online fora or media, and/or in offering memoranda and other marketing materials for its related investment funds or Affiliates. This Section 8.3 shall survive the termination of this Agreement.
Section 8.4.    Specific Performance. The parties hereto agree that the obligations imposed on them in this Agreement are special, unique and of an extraordinary character, and that, in the event of breach by any party, damages would not be an adequate remedy and each of the other parties shall be entitled to specific performance and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity. The parties hereto further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief.
Section 8.5.    Governing Law. This Agreement and all claims or causes of action (whether in tort, contract or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement) shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws.
Section 8.6.    Submissions to Jurisdictions; WAIVER OF JURY TRIAL.
(a)    Each of the parties hereto hereby irrevocably acknowledges and consents that any legal action or proceeding brought with respect to this Agreement or any of the obligations arising under or relating to this Agreement shall be brought and determined exclusively in the Court of Chancery in the State of Delaware (or, only if the Court of Chancery in the State of Delaware declines to accept jurisdiction over a particular matter, any Federal court of the United States of America sitting in the State of Delaware), and each of the parties hereto hereby irrevocably submits to and accepts with regard to any such action or proceeding, for itself and in respect of its property, generally and unconditionally, the exclusive jurisdiction of the Court of Chancery in the State of Delaware (or, only if the Court of Chancery in the State of Delaware declines to accept jurisdiction over a particular matter, any Federal court of the United States of America sitting in the State of Delaware). Each party hereby further irrevocably waives any claim that the Court of Chancery in the State of Delaware (or, only if the Court of Chancery in the State of Delaware declines to accept jurisdiction over a particular matter, any Federal court of the United States of America sitting in the State of Delaware) lacks jurisdiction over such party, and agrees not to plead or claim, in any legal action or proceeding with respect to this Agreement or the transactions contemplated hereby brought in the Court of Chancery in the State of Delaware (or, only if the Court of Chancery in the State of Delaware declines to accept jurisdiction over a particular matter, any Federal court of the United States of America sitting in the State of Delaware), that any such court lacks jurisdiction over such party.
(b)    Each party irrevocably consents to the service of process in any legal action or proceeding brought with respect to this Agreement or any of the obligations arising under or relating to this Agreement by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party, at its address for notices as provided in Section 8.14 of this Agreement, such service to become effective ten (10) days after such mailing. Each party hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any other documents contemplated hereby, that service of process was in any way invalid or ineffective. Subject to Section 8.6(c), the foregoing shall not limit the rights of any party to serve process in any other manner permitted by applicable law. The foregoing consents to jurisdiction shall not constitute general consents to service of process in the State of Delaware for any purpose except as provided above and shall not be deemed to confer rights on any Person other than the respective parties to this Agreement.
(c)    Each of the parties hereto hereby waives any right it may have under the laws of any jurisdiction to commence by publication any legal action or proceeding with respect to this Agreement or any of the obligations under or relating to this Agreement. To the fullest extent permitted by applicable law, each of the parties hereto hereby irrevocably waives the objection which it may now or hereafter have to the laying of the venue of any suit, action or proceeding with respect to this Agreement or any of the obligations arising under or relating to this Agreement in the Court of Chancery in the State of Delaware (or, only if the Court of Chancery in the State of Delaware declines to accept jurisdiction over a particular matter, any Federal court of the United States of America sitting in the State of Delaware), and hereby further irrevocably waives and agrees not to plead or claim that the Court of Chancery in the State of Delaware (or, only if the Court of Chancery in the State of Delaware declines to accept jurisdiction over a particular matter, any Federal court of the United States of America sitting in the State of Delaware) is not a convenient forum for any such suit, action or proceeding.
(d)    The parties hereto agree that any judgment obtained by any party hereto or its successors or assigns in any action, suit or proceeding referred to above may, in the discretion of such party (or its successors or assigns), be enforced in any jurisdiction, to the extent permitted by applicable law.
(e)    EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY SUIT, ACTION OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY SUIT, ACTION OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II)

ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.6(e).
Section 8.7.    Obligations. All obligations hereunder shall be satisfied in full without set-off, defense or counterclaim.
Section 8.8.    Consents, Approvals and Actions.
(a)    SL Stockholders. All actions required to be taken by, or approvals or consents of, the SL Stockholders under this Agreement shall be taken by consent or approval by, or agreement of, the holders of a majority of Common Stock held by the SL Stockholders, and such consent, approval or agreement shall constitute the necessary action, approval or consent by the SL Stockholders.
(b)    TPP Stockholders. All actions required to be taken by, or approvals or consents of, the TPP Stockholders under this Agreement shall be taken by consent or approval by, or agreement of, Nobu Mutaguchi or his permitted assignee; provided, that upon the occurrence and during the continuation of a Disabling Event, such approval or consent shall be taken by consent or approval by, or agreement of, the holders of a majority of Common Stock held by the TPP Stockholders, and in each case, such consent, approval or agreement shall constitute the necessary action, approval or consent by the TPP Stockholders.
(c)    DIG Stockholders. All actions required to be taken by, or approvals or consents of, the DIG Stockholders under this Agreement shall be taken by consent or approval by, or agreement of, the holders of a majority of Common Stock held by the DIG Stockholders, and such consent, approval or agreement shall constitute the necessary action, approval or consent by the DIG Stockholders.
(d)    HGGC Stockholders. All actions required to be taken by, or approvals or consents of, the HGGC Stockholders under this Agreement shall be taken by consent or approval by, or agreement of, the holders of a majority of Common Stock held by the HGGC Stockholders, and such consent, approval or agreement shall constitute the necessary action, approval or consent by the HGGC Stockholders.
(e)    BX Stockholders. All actions required to be taken by, or approvals or consents of, the BX Stockholders under this Agreement shall be taken by consent or approval by, or agreement of, the holders of a majority of Common Stock held by the BX Stockholders, and such consent, approval or agreement shall constitute the necessary action, approval or consent by the BX Stockholders.
Section 8.9.    Amendment; Waiver.
(a)    Except as set forth below, any amendment, waiver or modification of any provision of this Agreement shall require the prior written approval of the Company and the SL

Stockholders; provided, that (i) any adverse and disproportionate amendment, waiver or modification of any provision of this Agreement shall require the prior written approval of the Stockholders holding a majority of the Shares held by such adversely and disproportionately affected Stockholders and (ii) any adverse amendment, waiver or modification of the rights of a Major Stockholder pursuant to Section 3.2, Section 4.4, Section 4.9, Article V or this Section 8.9(a) (and, for the avoidance of doubt, any definitions used in the foregoing provisions to the extent an amendment or modification of such definitions modifies the substances of the foregoing provisions), shall require the prior written approval of such adversely affected Major Stockholder (provided, further, that any such amendment, waiver or modification of the rights of a Major Stockholder pursuant to Section 3.2, Section 4.4, Section 4.9, Article V or this Section 8.9(a) to provide additional Persons with such rights or to designate additional Major Stockholders shall not be adverse to any Major Stockholder).
(b)    Any failure by the Company or any SL Stockholder at any time to enforce any of the provisions of this Agreement shall not be construed a waiver of such provision or any other provisions hereof. The waiver by the Company or any SL Stockholder of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. Except as otherwise expressly provided herein, no failure on the part of the Company or any SL Stockholder to exercise, and no delay in exercising, any right, power or remedy hereunder, or otherwise available in respect hereof at law or in equity, shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by the Company or any SL Stockholder preclude any other or further exercise thereof or the exercise of any other right, power or remedy.
(c)    Notwithstanding anything to the contrary in this Section 8.9, in addition to other amendments or modifications authorized herein, amendments or modifications may be made to this Agreement from time to time by the SL Stockholders without the consent of any other Stockholder to correct typographical or ministerial errors.
(d)    The Company shall provide prompt and reasonable prior notice of all amendments or waivers pursuant to this Section 8.9 to the Major Stockholders. Except as otherwise provided herein or in the Services Agreement by and between Affiliates of the SL Stockholders and the Company, no Stockholder shall receive any monitoring, transaction or similar fees from the Company or any of its Subsidiaries.
Section 8.10.    Assignment of Rights by Stockholders.
(a)    No Stockholder (other than the SL Stockholders) may assign or transfer its rights or obligations under this Agreement except with the prior consent of the SL Stockholders other than assignments or transfers to a Permitted Transferee. Any purported assignment of rights or obligations under this Agreement in derogation of this Section 8.10 shall be null and void.
(b)    Notwithstanding anything in this Agreement to the contrary, the SL Stockholders may assign any or all of their rights and obligations, in whole or in part, under this Agreement to any Person or Persons.

Section 8.11.    Binding Effect. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the parties’ successors and permitted assigns.
Section 8.12.    Third Party Beneficiaries. Except for Section 8.15 (which will be for the benefit of the Persons set forth therein, and any such Person will have the rights provided for therein), this Agreement does not create any rights, claims or benefits inuring to any Person that is not a party hereto, and it does not create or establish any third party beneficiary hereto.
Section 8.13.    Termination. This Agreement shall terminate only by written consent of the Company and each of the Major Stockholders that hold any Shares; provided, that, the SL Stockholders may elect (in their sole discretion and without the consent of the Company or any other Major Stockholder) to terminate this Agreement in connection with (i) a Change of Control; provided, that, if any Major Stockholder does not dispose of 100% of its Shares for cash or publicly listed securities in such Change of Control, then, following such Change of Control in which this Agreement is terminated, each Major Stockholder shall have the right to sell its Shares (or equity securities in any acquiring or successor Person in such Change of Control) in connection with a third-party sale by the SL Stockholders of any of its Shares (or equity securities in any acquiring or successor Person in such Change of Control) in accordance with the procedures set forth in Section 4.4 and/or (ii) a Public Company Event (provided, that, Section 3.1(c) (Post-IPO Board Designation Rights), Section 3.1(l) (Expense Reimbursement), Section 3.3 (Confidentiality), Article V (Registration Rights), Article VII (Indemnification; Other Business; Waiver of Certain Duties), Article VIII (Miscellaneous) (other than Section 8.20 (Public Company Information), and the definitions related to each of the foregoing Sections), in each case, shall survive the termination of this Agreement in connection with a Public Company Event).
Section 8.14.    Notices. Any and all notices, designations, offers, acceptances or other communications provided for herein shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by facsimile (with written confirmation of transmission), e-mail (with written confirmation of transmission) or nationally-recognized overnight courier, which shall be addressed:
(a)    in the case of the Company, to the following address or email address:
Entrata, Inc.
4205 Chapel Ridge Road
Lehi, UT 84043
Attention: Adam Edmunds
E-mail: adam@entrata.com
with a copy (which shall not constitute actual or constructive notice) to:
Wilson Sonsini Goodrich & Rosati, P.C.
650 Page Mill Road
Palo Alto, CA 94304

Attention: Rezwan Pavri
Email: rpavri@wsgr.com
(b)    in the case of the SL Stockholders, to the following addresses or e-mail addresses:
c/o Silver Lake Partners
55 Hudson Yards
550 West 34th Street
40th Floor
New York, NY 10001
Attention: Andrew J. Schader; Jennifer Gautier
E-mail: andy.schader@silverlake.com; jennifer.gautier@silverlake.com with a copy (which shall not constitute actual or constructive notice) to:
Simpson Thacher & Bartlett LLP
2475 Hanover Street
Palo Alto, CA 94304
Attention: Atif Azher; Mark Myott
Email: [***]; [***]
(c)    If to any other Stockholder, to the address or e-mail address appearing in the books and records of the Company or its Subsidiaries on the signature pages hereto and/or Joinder Agreement (if applicable) of such Stockholder.
Any and all notices, designations, offers, acceptances or other communications shall be conclusively deemed to have been given, delivered or received (i) in the case of personal delivery, on the day of actual delivery thereof, (ii) in the case of e-mail, on the day of transmittal thereof if given during the normal business hours of the recipient, and on the Business Day during which such normal business hours next occur if not given during such hours on any day and (iii) in the case of dispatch by nationally-recognized overnight courier, on the next Business Day following the disposition with such nationally-recognized overnight courier. By notice complying with the foregoing provisions of this Section 8.14, each party shall have the right to change its mailing address or e-mail address for the notices and communications to such party. The Stockholders hereby consent to the delivery of any and all notices, designations, offers, acceptances or other communications provided for herein by Electronic Transmission addressed to the email address of such Stockholder as provided herein.
Section 8.15.    No Third Party Liability. This Agreement may only be enforced against the named parties hereto. All claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), may be made only against the entities that are expressly identified as parties hereto; and no past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, portfolio company in which any such party or any of its investment fund Affiliates have made a debt or equity investment (and vice versa), agent, attorney or representative of any party hereto (including any Person negotiating or executing this Agreement on behalf of a party hereto), unless party to this Agreement, shall have any liability or obligation with respect to this Agreement or with respect any claim or cause of action (whether in contract or tort) that may arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including a representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement).
Section 8.16.    No Partnership. Nothing in this Agreement and no actions taken by the parties under this Agreement shall constitute a partnership, association or other co-operative entity between any of the parties or constitute any party the agent of any other party for any purpose.
Section 8.17.    Aggregation; Beneficial Ownership. All Securities held or acquired by any Major Stockholder and its Affiliates and Permitted Transferees shall be aggregated together for the purpose of determining the availability of any rights under and application of any limitations under this Agreement, and such Major Stockholder and its Affiliates may apportion such rights as among themselves in any manner they deem appropriate.
Section 8.18.    Counterparts. This Agreement may be executed in any number of counterparts (which delivery may be via facsimile transmission or e-mail if in .pdf format), each of which shall be deemed an original, but all of which together shall constitute a single instrument.
Section 8.19.    Severability. If any portion of this Agreement shall be declared void or unenforceable by any court or administrative body of competent jurisdiction, such portion shall be deemed severable from the remainder of this Agreement, which shall continue in all respects valid and enforceable.
Section 8.20.    Public Company Information. The Company understands and acknowledges that in the regular course of the DIG Stockholders’ business, the DIG Stockholders may invest in companies that have issued securities that are publicly traded (each, a “Public Company”). Accordingly, the Company covenants and agrees that before providing material non-public information about a Public Company (“Public Company Information”) to the DIG Stockholders in writing, the Company will provide prior written notice to the DIG Stockholders’ Chief Compliance Officer at michael@dragoneer.com describing such information in reasonable detail. The Company shall not disclose in writing Public Company Information to the DIG Stockholders without written authorization from the DIG Stockholders’ compliance personnel, provided, however, that the Company will be permitted to disclose agreements entered into with Public Companies in the ordinary course of business, such as routine customer, supplier, advertising and publishing agreements without such written authorization. Notwithstanding the foregoing, this Section 8.20 shall not apply with respect to any information provided to the DIG Observer.

Section 8.21.    Publicity. The Company’s public disclosure of (a) the name or brand of any of the SL Stockholders, HGGC Stockholders, DIG Stockholders or BX Stockholders or (b) the purchase of any Securities of the Company by any of the SL Stockholders, HGGC Stockholders, DIG Stockholders or BX Stockholders, as the case may be, will require the prior written consent of such respective party, as the case may be; provided, that the exceptions set forth in clauses (a) – (e) of Section 3.3 shall also apply to disclosures under this Section 8.21.
Section 8.22.    Major Stockholder Dividend Consent. Any dividend or distribution that is not paid to all holders of Common Stock on a pro rata fully-diluted basis (assuming conversion of all outstanding convertible securities, except that stock options and other derivatives may instead be subject to equitable adjustment in lieu of a payment) shall require the prior written approval or affirmative vote of any Major Stockholder that would not receive at a minimum their pro rata portion of such dividend or distribution (the “Requisite Holders”); provided, however, that nothing in the foregoing shall require approval of the Requisite Holders in the event of payment or declaration of dividends or distributions pursuant to the terms of any security of the Company or contract related to such security.
Section 8.23.    BX Stockholder Change of Control Protection.
(a)    Upon a Change of Control within three years after the Closing Date in which the consideration payable to the Stockholders is solely in the form of cash, and the gross cash consideration per share the BX Stockholders would receive in exchange for their Shares outstanding in such Change of Control (based on the consideration per share agreed to in such Change of Control and including any consideration placed into escrow or retained as a holdback to be available upon satisfaction of certain conditions) (the “Per Share Transaction Consideration”) is less than the Top-Up Amount, the Company agrees to issue to each BX Stockholder, immediately prior to the closing of such Change of Control, that number of additional shares of Common Stock computed using the following formula:
X = Y(A-B)
B
Where:
X = the aggregate number of shares of Common Stock issuable to such BX Stockholder in connection with the Change of Control transaction, rounded down to the nearest whole share (which, for the avoidance of doubt, will be zero if “B” is greater than “A”)
Y = the number of outstanding shares of Common Stock held by such BX Stockholder immediately prior to the closing of the Change of Control transaction
A = the Top-Up Amount
B = the Per Share Transaction Consideration
(b)    Upon a Change of Control within three years after the Closing Date in which the consideration payable to the Stockholders is in the form of a combination of cash and securities, and the gross consideration per share the BX Stockholders would receive in exchange for their Shares outstanding in such Change of Control (based on the consideration per share agreed to in such Change of Control and including any consideration placed into escrow or retained as a holdback to be available upon satisfaction of certain conditions) is less than the Top-Up Amount, the BX Stockholders (acting unanimously) shall have the option (but not the obligation) to receive the consideration payable to the BX Stockholders in such Change of Control in the form of securities issued in such Change of Control (based on the consideration per share agreed to in such Change of Control and including any consideration placed into escrow or retained as a holdback to be available upon satisfaction of certain conditions). The Company agrees to use its reasonable best efforts to take all corporate action as may be reasonably necessary to allow the BX Stockholders to receive 100% of the consideration to be received by the BX Stockholders in such Change of Control in the form of securities issued in such Change of Control.
(c)    The rights set forth in this Section 8.23 shall terminate upon the earlier of (i) such time as the BX Stockholders (or their respective Affiliates) hold fewer than fifty percent (50%) of the Shares purchased by the BX Stockholders pursuant to the Common Stock Purchase Agreement, (ii) the three-year anniversary of the Closing Date, (iii) the consummation of a Listing Event or (iv) the consummation of a Change of Control.
(d)    The rights set forth in this Section 8.23 shall not be assignable or transferrable, unless otherwise approved in writing by the Company in its sole discretion.
(e)    References herein to a number of shares, price per share, or similar concept, shall be on an as-adjusted basis for any stock split, stock dividend, combination, or other recapitalization or reclassification effected after the date hereof.
[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the undersigned has caused this Amended and Restated Stockholders Agreement to be executed by its duly authorized representative(s), as of the date first written above.

COMPANY:

ENTRATA, INC.

By:	/s/ Adam Edmunds
Name: Adam Edmunds
Title: Chief Executive Officer
Signature Page to Amended and Restated Stockholders Agreement

IN WITNESS WHEREOF, the undersigned has caused this Amended and Restated Stockholders Agreement to be executed by its duly authorized representative(s), as of the date first written above.

SL STOCKHOLDERS:

SLP EMBLEM AGGREGATOR, L.P.

By: SLP VI Aggregator GP, L.L.C., its general partner
By: Silver Lake Technology Associates VI, L.P., its managing member
By: SLTA VI (GP), L.L.C., its general partner
By: Silver Lake Group, L.L.C., its managing member

By:	/s/ Kyle Paster
Name: Kyle Paster
Title: Managing Director

SLP EMBLEM AGGREGATOR II, L.P.

By: SLP VI Aggregator GP, L.L.C., its general partner
By: Silver Lake Technology Associates VI, L.P., its managing member
By: SLTA VI (GP), L.L.C., its general partner
By: Silver Lake Group, L.L.C., its managing member

By:	/s/ Kyle Paster
Name: Kyle Paster
Title: Managing Director
Signature Page to Amended and Restated Stockholders Agreement

IN WITNESS WHEREOF, the undersigned has caused this Amended and Restated Stockholders Agreement to be executed by its duly authorized representative(s), as of the date first written above.

TPP STOCKHOLDERS:

TPP Capital Advisors, Ltd.

By:	/s/ Nobutaka Mutaguchi
Name: Nobutaka Mutaguchi
Title: Director

Address:

[***]
Signature Page to Amended and Restated Stockholders Agreement

IN WITNESS WHEREOF, the undersigned has caused this Amended and Restated Stockholders Agreement to be executed by its duly authorized representative(s), as of the date first written above.

HGGC STOCKHOLDERS:

HGGC Prop Holdings, LP

By:	/s/ Kurt A. Krieger
Name: Kurt A. Krieger
Title: Authorized Signer

Address:

[***]
Signature Page to Amended and Restated Stockholders Agreement

IN WITNESS WHEREOF, the undersigned has caused this Amended and Restated Stockholders Agreement to be executed by its duly authorized representative(s), as of the date first written above.

DIG STOCKHOLDERS:

Entryway DF Holdings, LP

By:	/s/ Michael Dimitruk
Name: Michael Dimitruk
Title: Authorized Signatory

Address:

[***]
Signature Page to Amended and Restated Stockholders Agreement

IN WITNESS WHEREOF, the undersigned has caused this Amended and Restated Stockholders Agreement to be executed by its duly authorized representative(s), as of the date first written above.

DIG STOCKHOLDERS:

Entrance DF Holdings, LP

By:	/s/ Michael Dimitruk
Name: Michael Dimitruk
Title: Authorized Signatory

Address:

[***]
Signature Page to Amended and Restated Stockholders Agreement

IN WITNESS WHEREOF, the undersigned has caused this Amended and Restated Stockholders Agreement to be executed by its duly authorized representative(s), as of the date first written above.

JAWS Equity Owner 178, LLC

By:	/s/ Michael Racich
Name: Michael Racich
Title: Vice President

Address:

[***]
Signature Page to Amended and Restated Stockholders Agreement

IN WITNESS WHEREOF, the undersigned has caused this Amended and Restated Stockholders Agreement to be executed by its duly authorized representative(s), as of the date first written above.

Charles Thayne Capital SPV II LP

By:	/s/ Brian Gornick
Name: Brian Gornick
Title: Manager
Signature Page to Amended and Restated Stockholders Agreement

IN WITNESS WHEREOF, the undersigned has caused this Amended and Restated Stockholders Agreement to be executed by its duly authorized representative(s), as of the date first written above.

GRACEWALK, LLC

By:	/s/ Ryan Smith
Name: Ryan Smith
Title: Investor
Signature Page to Amended and Restated Stockholders Agreement

IN WITNESS WHEREOF, the undersigned has caused this Amended and Restated Stockholders Agreement to be executed by its duly authorized representative(s), as of the date first written above.

JA CROPSTON LLC

By:	/s/ Jeremy Andrus
Name: Jeremy Andrus
Title: Manager
Signature Page to Amended and Restated Stockholders Agreement

IN WITNESS WHEREOF, the undersigned has caused this Amended and Restated Stockholders Agreement to be executed by its duly authorized representative(s), as of the date first written above.

PA MAC FUND, L.P. (ON BEHALF OF THE PELION SERIES I)

By: PA MAC GP, LLC
Its: General Partner

By:	/s/ John Kyles
Name: John Kyles
Title: Managing Member
Signature Page to Amended and Restated Stockholders Agreement

IN WITNESS WHEREOF, the undersigned has caused this Amended and Restated Stockholders Agreement to be executed by its duly authorized representative(s), as of the date first written above.

PELION VENTURES VII, L.P.

By:	/s/ Blake Modersitzki
Name: Blake Modersitzki
Title: General Partner
Signature Page to Amended and Restated Stockholders Agreement

IN WITNESS WHEREOF, the undersigned has caused this Amended and Restated Stockholders Agreement to be executed by its duly authorized representative(s), as of the date first written above.

PELION VENTURES VII-A, L.P.

By:	/s/ Blake Modersitzki
Name: Blake Modersitzki
Title: General Partner
Signature Page to Amended and Restated Stockholders Agreement

IN WITNESS WHEREOF, the undersigned has caused this Amended and Restated Stockholders Agreement to be executed by its duly authorized representative(s), as of the date first written above.

PELION VENTURES VII-ENTREPRENEURS FUND, L.P.

By:	/s/ Blake Modersitzki
Name: Blake Modersitzki
Title: General Partner
Signature Page to Amended and Restated Stockholders Agreement

IN WITNESS WHEREOF, the undersigned has caused this Amended and Restated Stockholders Agreement to be executed by its duly authorized representative(s), as of the date first written above.

SEDDIE LLC

By:	/s/ Todd Pedersen
Name: Todd Pedersen
Title: Manager
Signature Page to Amended and Restated Stockholders Agreement

IN WITNESS WHEREOF, the undersigned has caused this Amended and Restated Stockholders Agreement to be executed by its duly authorized representative(s), as of the date first written above.

SORMANO LLC

By:	/s/ Curt Doman
Name: Curt Doman
Title: Manager
Signature Page to Amended and Restated Stockholders Agreement

IN WITNESS WHEREOF, the undersigned has caused this Amended and Restated Stockholders Agreement to be executed by its duly authorized representative(s), as of the date first written above.

SOUTHSWELL INVESTMENTS, LLC

By:	/s/ Aaron DeRose
Name: Aaron DeRose
Title: Manager
Signature Page to Amended and Restated Stockholders Agreement

IN WITNESS WHEREOF, the undersigned has caused this Amended and Restated Stockholders Agreement to be executed by its duly authorized representative(s), as of the date first written above.

BX STOCKHOLDERS

EXPEDITE US HOLDCO L.P.

By: Blackstone Private Equity Strategies Associates L.P., its general partner
By: BXPEA L.L.C., its general partner

By:	/s/ Viral Patel
Name: Viral Patel
Title: Senior Managing Director

EXPEDITE LUX HOLDCO L.P.

By: Blackstone Private Equity Strategies Associates L.P., its general partner
By: BXPEA L.L.C., its general partner

By:	/s/ Viral Patel
Name: Viral Patel
Title: Senior Managing Director
Signature Page to Amended and Restated Stockholders Agreement

Annex A
FORM OF
JOINDER AGREEMENT
The undersigned is executing and delivering this Joinder Agreement pursuant to that certain Amended and Restated Stockholders Agreement, dated as of May 9, 2025 (as amended, restated, supplemented or otherwise modified in accordance with the terms thereof, the “Stockholders Agreement”) by and among Entrata, Inc., SLP Emblem Aggregator, L.P., SLP Emblem Aggregator II, L.P., TPP Capital Advisors, Ltd., HGGC Prop Holdings, LP, Entryway DF Holdings, LP, Expedite Lux Holdco L.P., and Expedite US Holdco L.P. and any other Persons who become a party thereto in accordance with the terms thereof. Capitalized terms used but not defined in this Joinder Agreement shall have the respective meanings ascribed to such terms in the Stockholders Agreement.
By executing and delivering this Joinder Agreement to the Stockholders Agreement, the undersigned hereby adopts and approves the Stockholders Agreement and agrees, effective commencing on the date hereof and as a condition to the undersigned’s becoming the transferee of Securities, to become a party as a Stockholder to, and to be bound by and comply with the provisions of, the Stockholders Agreement applicable to a Stockholder in the same manner as if the undersigned were an original signatory to the Stockholders Agreement.
[The undersigned hereby represents and warrants that, pursuant to this Joinder Agreement and the Stockholders Agreement, it is a Permitted Transferee of [●] and will be the lawful record owner of [●] shares of Common Stock of the Company as of the date hereof. The undersigned hereby covenants and agrees that it will take all such actions as required of a Permitted Transferee as set forth in the Stockholders Agreement, including but not limited to conveying its record and beneficial ownership of any Securities and all rights, title and obligations thereunder back to the initial transferor Stockholder or to another Permitted Transferee of the original transferor Stockholder, as the case may be, immediately prior to such time that the undersigned no longer meets the qualifications of a Permitted Transferee as set forth in the Stockholders Agreement.]1
The undersigned acknowledges and agrees that Section 8.4 through Section 8.6 of the Stockholders Agreement are incorporated herein by reference, mutatis mutandis.
[Remainder of page intentionally left blank]
1     Note to Draft: To be included for transfers of Transferable Shares to Permitted Transferees.

Accordingly, the undersigned has executed and delivered this Joinder Agreement as of the __ day of ____________, _____.

Signature

Print Name

Address:

Telephone:
Facsimile:
Email:

AGREED AND ACCEPTED
as of the ____ day of ____________, _____.

ENTRATA, INC.

By:
Name:
Title:

FORM OF
SPOUSAL CONSENT
In consideration of the execution of that certain Amended and Restated Stockholders Agreement, dated as of May 9, 2025 (as amended, restated, supplemented or otherwise modified in accordance with the terms thereof, the “Stockholders Agreement”) by and among Entrata, Inc., SLP Emblem Aggregator, L.P., SLP Emblem Aggregator II, L.P., TPP Capital Advisors, Ltd., HGGC Prop Holdings, LP, Entryway DF Holdings, LP, Expedite Lux Holdco L.P., and Expedite US Holdco L.P., and any other Persons who become a party thereto in accordance with the thereof, I, ______________________________, the spouse of ___________________________, who is a party to the Stockholders Agreement, do hereby join with my spouse in executing the foregoing Stockholders Agreement and do hereby agree to be bound by all of the terms and provisions thereof, in consideration of the issuance, acquisition or receipt of Securities and all other interests I may have in the shares and securities subject thereto, whether the interest may be pursuant to community property laws or similar laws relating to marital property in effect in the state or province of my or our residence as of the date of signing this consent. Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Stockholders Agreement.

Dated as of _______ __, ____
(Signature of Spouse)

(Print Name of Spouse)

SCHEDULE A
SCHEDULE OF STOCKHOLDERS TO JOINDER AGREEMENT
Aaron Meador
Aaron Reimschiissel
Aaron Smith
Abhijit Raval
Abin Thomas
Abraham Kashiwagi
Abraham Richards
Adam Argyle
Adam Cowan
Adam Curletti
Adam Edmunds
Adam Gundersen
Adam Provance
Aditi Behere
Adrian Landicho
Aimee Summers
Album Entrata LLC
Alefiya Kagalwala
Alex Buchanan
Alex Lanin in IBI Trust
Alexander Gibson
Alexander Robinson
Alexander Sessions
Alexis Yules
Alicia Moss
Alisa Baker
Allan Stewart
Allen Li
Allison Routson
Alok Tiwari
Alon Yeroushalmi in IBI Trust
Alysha Nielson
Alyssa Schroeder
Alyssa Widdison
Amanda Bean
Amanda Fults
Amanda Fumo
Amaris Potts
AmberLee Lavery
Amit Alon in IBI Trust
Amiteshwar Prasad
Amy Halstead-Alvarez
Amy Roos
Andrea Boker in IBI Trust
Andrea Castillo
Andres Balas
Andrew Casillas
Andrew DaBell
Andrew Goes
Angela Kavanaugh
Angela Keebler
Angela Wirick
Angelena Marinaccio
Angelic Estrada
Anissa Leon
Anjali Wadhwa
Ann Ogami
Annalakshmidevi Devasundaram
Annie Slater
Annie Wouden
Anthony Fulton
April Hanson
Arienne Haywood
Arrie Strom
Ashlee Cowley
Ashley Bird
Ashley Carson
Ashley Kearns
Ashutosh Durugkar
Ashutosh Shidid
Austin Berenyi
Austin Cannon
Austin Miller
Austin Wheeler
Avinash Sangolkar
Ayelet Agiv
Bar Shein
Barbara Markovic
Basile Marinelis
Belvan Oben
Benjamin Blaker

Benjamin Brown
Benjamin Kattenburg
Benjamin Stenquist
Bhimrao Gadge
Blake Buchanan
Bradee Markham
Bradley Anderson
Bradley Traylor
Brandon Arnold
Brandon Breivik
Brandon Bussey
Brandon Fairbanks
Brandon Fish
Brandon Griffeth
Brandon Schank
Braydon Lowry
Breana Anderson
Breann Albrecht
Breezy Boseman
Brett Hopkins
Brett Lyman
Brett Stewart
Brett Weber
Brian Blood
Brian Broderick
Brian Doherty
Brian Dunleavy
Brian Jepperson
Brian Loomis
Brian Pye
Brian Smith
Brian Spittler
Brigham Shipley
Brittany Guerrero
Brittany Parker
Britten Roe
Britton Pederson
Brody Brimley
Brooke Johnson
Bryan Wade
Bryce Nelson
Bryce Shaffer
Bryce Smalley
Bryson Loughmiller
Caitlin Garrison
Caleb Harris
Callin Baker
Cameron Barajas
Cameron Brown
Camille Nicholson
Camilynn Krueger
Can Ulker
Cannon Cottle
Carl Lawson
Carla Maretick-Gulick
Carlie Inama
Carlos Claus-Rangel
Caroline Lamph
Carter Rees
Casey Keele
Cassandra Stetler
Cassie Thomas
Catherine Wong
Cecille Tynes
Chad Skinner
Chandler Tidwell
Chant Duplantier
Charles Blake Webster
Charles Jacobsen
Charles Thayne Capital SPV II LP
Charles Webster
Charlynne Marie Edmunds
Charmaine Keck
Chase Harrington
Chase Hughes
Chase Peterson
Chase Pierce
Chaz Green
Cherish Moore
Cheryl Boden
Chetan Gadgilwar
Chris Finken
Chris Hulford
Christian Allred
Christian Mercado
Christian Nye
Christina Perez
Christopher Adams
Christopher Baiocco
Christopher Bills

Christopher Boen
Christopher Boggs
Christopher Booth
Christopher Error
Christopher Harrington
Christopher Heuer
Christopher Lander
Christopher Martin
Christopher Smith
Clint Huffman
Cody Duke
Cody Kimball
Cody Powers
Cody Smith
Colin Heller
Collin Gingrich
Collin Perry
Colton Hirst
Conner Dalton
Cory Peterson
Craig Condie
Craig Earnshaw
Crystal Vivian
Curtis Jones
Dakshata Tari
Dallas Doane
Dallas Jensen
Dallin Nitta
Dana Hoffman in IBI Trust
Danahy Rios
Daniel Denney
Daniel Graham
Daniel Jacox
Daniel Jones
Daniel Manion
Daniel Petersen
Daniel Romero
Daniel Sampson
Daniel Telschow
Daniel Williams
Daniel Worwood
Daniele Miller
Danielle Lowe
Danner Banks
Daren Reschke
Darren Faulkner
Darrin Perry
David Eliason
David Gines
David Hall
David Heard
David Luke
David Merriman
David Mickelson
David Osborn
David Robbins
David Witt
Daxton Self
DeAysia Douglas
Debora Barbosa
Delphi Peskin in IBI Trust
Demi Stone
Dennis Beatty
Derek Hornberger
Devin Brown
Devin DeHart
Devin Solace
Devon Christensen
Dharmesh Shroff
Dhruv Hemmady
Doron Feder in IBI Trust
Dror Kliger in IBI Trust
Dustin Loftus
Edward Ovey
Eitan Torf in IBI Trust
Elad Assis in IBI Trust
Elena Melian Puigventos
Elijah Moller
Elior Tsitli in IBI Trust
Eliza Moody
Elizebeth Kiel
Elton Yang
Emily Frisina
Emily Graham
Emily Lariscy
Emily McBrier
Emily Vonbartheld
Emma Stanford
Emmanuel Rivas
Eran Ohavi in IBI Trust

Eran Zehavi
Eric Bjornn
Eric Davis
Eric Donohue
Eric Dummer
Eric Hanson
Eric Ludwig
Eric Perkins
Eric Rios
Eric Watson
Eric Zimmerman
Erick Perez
Erik Bowen
Erik Knighton
Erika Bronson
Erin Goodsell
Erin Roberts
Ethan Clemence
Ethan Daley
Ethan Maughan
Ether Ling
Falise Platt
Fast Cadence Entrata, LLC
FCT Fund, LTD.
Felicia Cox
FNU Manish Ranjan
Gabriel Fitzgarrald
Gardner Nielson
Garrett Johnson
Gavin Leonard
Geku Maniyara
George Shafer
Gerry Crooks
Giancarlo Santa Cruz Cruz
Gilbert Thomas
Gonny Graff
Gonny Graff in IBI Trust
Greg Ah Sue
Gregory Phillips
Guy Adika in IBI Trust
GW Investment Holdings, LLC
Haim Elbaz in IBI Trust
Hannah-Marie Evans
Hayden Johnsen
Hayden Patrick Barnes
Haylie Corbett
Heather Sanders
Heather Smith
Heather Tomlinson
Heather Warnat
Hunter Holt
Hyrum Balzer
Ian Bates
Ian Birch
Ian Nate
IBI Trust Management (in trust for Itamar Roth)
Isaac Carlisle
Itay Bahir in IBI Trust
JA Cropston LLC
Jackie Harms
Jaclyn Lloyd
Jacob Case
Jacob Dalton
Jacob Jones
Jacob Parry
Jacob Plaizier
Jacqueline Caputo
Jad Startin
Jae Lee
Jalindar Avhale
James Butterfield
James Harris
James Heninger
James Nelson
James Nyland
James Rex
James Scott
Jamie Spraberry
Jamis Gardner
Janet Settle
Jared Bristow
Jared Hall
Jarrett Foote
Jason Johnson
Jason Taylor
Jason Thomas
Jason van der Horst
Jay Rogers
Jayden Stinson

Jeff Compton
Jefferson Liao
Jeffrey Duke
Jeffrey Greenland
Jeffrey Nicholson
Jeffrey Pease
Jeffrey Rowell
Jennifer Greenacre
Jennifer Loder
Jenny Mack
Jeremy Lemke
Jeremy Parkin
Jeremy Pulley
Jeremy Sheehan
Jerome Brooks
Jeron Molano
Jessica Eliason
Jessica Gibson
Jessica Miller
Jessica Robinson
Jillian Bass
Jim Gifford
Jim Rowley
Joe Crandall
Joe Wesemann
Joel White
John Braithwaite
John Dyer
John Mangum
John Stachura
John Williams
Jon Hellander
Jonathan Passey
Jonathan Stoltz
Jonathon Eyre
Jordan Fratto
Jordan Lewis
Jordan Mills
Jordan Quinn
Jorge Menendez
Joseph Jett
Joseph Martin
Joseph Ruiz
Joseph Swetel
Joseph Terpstra
Joseph Wilson
Josh Pugmire
Josh Tebbs
Joshua Brown
Joshua James
Joshua Mendenhall
Joshua Renberg
Joshua Selleneit
Jostlyn Cameron
Juan Cabrera
Justin Baker
Justin Lynn
Justin Maman
Justin Rico
Justin Stokes
Justin Thomas
Kaiden Redd
Karina Rico
Karissa Dickson
Karline Williams
Karthik Sankara Narayanan
Kassidy Mortimer
Kathleen Bernstein
Kathryn Salloum
Katie Branz
Katie Kerttula
Katie Ruch
Kayla Roche
Keenan Ryder
Kelly Canepa
Kelsey Jensen
Kenneth Jackson
Kevin Carlin
Kevin Crandell
Kevin Platt
Kevin Sanchez
Khalid Mohammed
Kimball High
Kimberly Halamicek
Kimberly Lang
Kimberly Moir
Kimberly Sorensen
Koefoed Family Trust
Kolten King
Krista Pappas

Kristen Stewart
Kristen Streicher
Kristian Kolste
Kristin Teale
Kristina Nielsen
Kristine Sutherland
Kurt Radmall
Kurt Witt
Kyall Coburn
Kyle Ashby
Kyle Harris
Kyle Marin
Kyle Mosher
Kyle Rigby
Kyle Whittle
Kyle Woodard
Kyson Flake
Lance Wheeler
Landon Fowler
Landon Gilbert
LaTonia Johnson
Laura Butler
Laura Campbell
Laura Dessens
Laura Kearney
Laura Vazquez
Laureen Kautt
Lauren Chandler
Lauren Johnson
Lauren Meek
Leandro Vargas
Lehla Kisor
Leslie Eldredge
Levi Howa
Lisa Ward
Lise Turner
Logan Whittaker
Lourdes Gomez
Lutua Westley
Lydia McKenzie
Mac Sims
Madhurani Chavan
Madison Joosten
Madison Langford
Maliha Fawad
Mandar Joshi
Manish Choudhary
Manu Juyal
Maourice Gonzalez
Margaret Call
Maria McLeod
Mariah Ho
Marioly Alvarado
Mark Baer
Mark Coffman
Mark Delorey
Mark Freeman
Mark Groberg
Mark Hansen
Mark Larsen
Mark Larson
Marlena Pynn
Martha Mamo
Martin Milius
Mary Jane Isaacs
Mary Yama
Marysa Raymond
Mathias Goodwin
Matt Clyman
Matteous Cyr
Matthew Bond
Matthew Jones
Matthew Kenison
Matthew Nelson
Matthew Perry
Mattie Langford
Max Schreiner
Megan Esecson
Megan Hall
Megan Settles
Melinda Adamson
Melissa Mayr
Meng Tsou
Meredith Brooks
Micha Hawkins
Michael Branson
Michael Hermann
Michael Hincks
Michael Keightley
Michael Lewis

Michael Masterson
Michael Piraino
Michael Ryan Byrd
Michael Schuetz
Michael Wilkes
Michael Winegar
Michelle Akpala
Michelle Eardley
Michelle Hardwick
Michelle Jolley
Michelle Max
Miguel Jimenez
Mihir Gupta
Mika Ozer in IBI Trust
Mike Breitenbeker
Mike Wolber
Mikelle Pouwer
Mohan Muddanna
Molly Patterson
Monica Sisouphanh
Mora Sweeny
Myria Koko
Naga Deepthi Tanamala
Natalie Birrell
Nathan Lott
Nathan Slater
Nathan Smileye
Nathaniel Gray
Nechama Karelitz
Nechama Karelitz in IBI Trust
Neeta Neti
Neil Rasmussen
Nia Gray
Nicholas Dickey
Nicholas McQueen
Nicholas Miller
Nicholas Seeley
Nick Uremovich
Nico Dato
Nicolas Wysozeck in IBI Trust
Nicole Brannen
Nicole Lant
Nilesh Kulkarni
Nils Kolste
Nir Huri in IBI Trust
Nisheet Kumar
Nufar Kalay in IBI Trust
Oliver Morgan
Omer Clos in IBI Trust
Owen Hansen
Paige Aston
Pallavi Mudaliar
Pankaj Jhamb
Pat Wright
Patrick Barnes
Patrick Hendry
Patrick Muir
Patrick Rader
Paul Berrett
Paul Dunford
Paul Johnston
Paul Reeder
PENSCO Trust Company LLC FBO Michael Levinthal IRA
Peter Quintiliani
Peter Taylor
Philip Burns
Prafull Jaiswal
Prateek Meshram
Pratik Pandit
Preetam Yadav
Puneet Kathuria
Quincy Rich
Quinten Seegmiller
Rachel Allen
Rahul Waghmare
Rajkumar Mohite
Rakesh Ramchandani
Raman Ghadge
Raviteja Ambati
Rebecca Anthony
Rebecca Jordan
Rebecca Salisbury
Regan Fackrell
Ritwik Mitra
Rob Rorick
Robert Duclos
Robert Felt
Robert Jones
Robert Olson

Rohit Chaudhary
Rohit Shukla
Rohit Taneja
Rohitsing Pardeshi
Ronald Orcutt
Roque Allen
Roxanne Ransom
Roy Alon in IBI Trust
Roy Rothman in IBI Trust
Ruhina Shaikh
Rujuta Gadre
Russell Jensen
Rustin Fairbanks
Ryan Curtis
Ryan Swanson
Ryan Tyson
s20 SPV I, LLC
Sabrina Jindra
Sachinkumar Durge
Safarali Ramazonov
Samantha Bohm
Samantha Shuey
Samina Begum
Samuel Parr
Samuel Plothow
Sandeep Chavhan
Sandeep Garud
Sanjay Bagul
Sanjay Bhatia
Santosh Harnekar
Sara Lencheck
Sara Leon
Sara Sharpe
Sara Watts
Sarah Borden
Sarfraj Mulani
Savan Kumar Muniraju
Scott Allan
Scott Collins
Scott Erickson
Scott Knudson
Scott Mark
Scott Snyder
Sean Rockwood
Sean Sullivan
Selma Hemingway
Seth Davis
Shachar Bahir in IBI Trust
Shaked Adam in IBI Trust
Shaked Liebermann in IBI Trust
Sham Shriwastav
Shani Toledano in IBI Trust
Shannon Hylton
Shaun Assner-Alvey
Shaunak Sontakke
Shivraj Parshene
Shombree Jackson
Shrikant Kapare
Shriram Bhandari
Shriram Kalimuthan
Shrishail Swami
Shruthi Mahadevan
Simon Cascante
Simon Paterson
Sivan Bernsohn in IBI Trust
Sjon von Bose
Somnath Ghadge
Sonam Samdupkhangsar
Sophia Ormiston
Sourabh Kulkarni
Spencer Carlson
Spencer Tahan
Stacey Harrison
Stephanie Fuhrman
Stephanie Gomez
Stephen Anderson
Stephen Dangerfield
Sterling Snow
Steven Brimhall
Steven Carter
Steven Erekson
Stuart Goodman
Sumit Ghosal
Swapnil Wawge
Tabatha Saldivar
Tamalyn Booth
Tamar Kosovsky in IBI Trust
Tamera Donavon
Tanner Camp
Tanner Flake

Tanner White
Tanya Garcia
Tapan Bhatt
Tatiana Santos
Tawni Achimon
Taylor Liddell
Ted Tronson
Terrance Peck
Terry Sharp
Tessa Allen
The Amanda Bateman Trust
The CT Harrington Family Trust
The Silver Oak Trust
The Zimmer Irrevocable Trust
Thomas Buttars
Thomas Golson
Thomas Haak
Timothy Andrus
Timothy Avery
Timothy Greenfield
Timothy McFall
Todd Schwartzman
Tomer Dagul in IBI Trust
Torrey Rawlings
Travis Elnicky
Trena King
Trenton Whitney
Trevor Delaney
Trevor Jones
Trevor Riley
Trevor Wagner
Troy Davidson
Troy Watson
Trudy Fegel
Tyler Andersen
Tyler Burke
Tyler Larrabee
Tyler Mundy
Tyler Olpin
Tyler Small
Tyler Spencer
Tyler Toone
Tyrus Strange
UDR, Inc.
Valerie Weber
Vanessa Linegar
Vatsala Sharma
Vijay Nagle
Vincent Bria
Vincent King
Vinod Jadhao
Virginia Love
Virginia Tory
Vishal Kale
Vitaliy Turechykov
Vivek Kulkarni
Wenyun Fang
Weston Bell
Wheeler Stanley
Will Ascend LLC
William Doherty
William Mungovan
William Prendergast
William Robertshaw
WTP LLC
Wyatt Moore
Yamen El-Alam
Yoav Karsenty in IBI Trust
Yusuf Poonawala
Yvette Contreras
Zachary Hansen
Zachary Melton
Zachary Parker
Zachary Passey
Zachary Summers
Zachoria Hollard
Zack Walker

ENTRATA, INC.
AMENDMENT TO STOCKHOLDERS AGREEMENT
This AMENDMENT (this “Amendment”) to that certain AMENDED AND RESTATED STOCKHOLDERS AGREEMENT, dated as of May 9, 2025 (the “Stockholders Agreement”) by and among Entrata, Inc., a Delaware corporation (together with its successors and assigns, the “Company”), and the other Stockholders party thereto, is made as of this , 2026. Capitalized terms used in this Amendment but not defined herein shall have the meanings ascribed to such terms in the Stockholders Agreement.
RECITALS
WHEREAS, the Company and the Stockholders entered into the Stockholders Agreement to provide certain rights and obligations of the stockholders of the Company party thereto as described therein;
WHEREAS, the board of directors (the “Board”) of the Company has determined that it is advisable and in the best interests of the Company and its stockholders to amend certain terms of the Stockholders Agreement;
WHEREAS, pursuant to Section 8.9(a) of the Stockholders Agreement, the Company and the SL Stockholders may enter into an amendment to the Stockholders Agreement; provided, prior written approval is required for any adverse and disproportionate amendment, waiver or modification of the Stockholders Agreement from Stockholders holding a majority of the Shares held by such adversely and disproportionately affected Stockholders;
WHEREAS, such prior approval was obtained pursuant to the stockholder written consent dated , 2026; and
WHEREAS, the Company and the SL Stockholders desire to enter into this Amendment to amend the Stockholders Agreement as set forth below.
AMENDMENT
NOW, THEREFORE, BE IT RESOLVED,
Section 1.    Amendment to Section 4.6(d). Notwithstanding anything to the contrary in Section 4.6(d) of the Stockholders Agreement, no Recapitalization Transaction that results in the SL Stockholders receiving a class of common stock (or the right to exchange their shares into such class of common stock) with voting power that is disproportionate to the class received by the other Stockholders will require the prior written consent of Stockholders for such Recapitalization Transaction to apply to such Stockholders.
Section 2.    Effect. This Amendment shall form a part of the Stockholders Agreement for all purposes, and each party thereto and hereto shall be bound hereby. This Amendment shall be deemed to be in full force and effect from and after the execution of this Amendment by the parties hereto. Except as specifically amended as set forth herein, each term and condition of the Stockholders Agreement shall continue in full force and effect.
Section 3.    Governing Law. This Amendment and all claims or causes of action (whether in tort, contract or otherwise) that may be based upon, arise out of or relate to this Amendment or the negotiation, execution or performance of this Amendment (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement) shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws.
Section 4.    Counterparts. This Agreement may be executed in any number of counterparts (which delivery may be via facsimile transmission or e-mail if in .pdf format), each of which shall be deemed an original, but all of which together shall constitute a single instrument.
Section 5.    Entire Agreement. This Amendment, together with the Stockholders Agreement, constitutes the entire understanding and agreement among the parties with respect to the subject matter hereof and supersedes and replaces any prior understanding, agreement or statement of intent, in each case, written or oral, of any and every nature with respect thereto.
[Remainder of page intentionally left blank]

2

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed by its duly authorized representative(s), as of the date first written above.

ENTRATA, INC.

By:

Name:
Title:
Signature Page to Amendment to Stockholders Agreement

SLP EMBLEM AGGREGATOR II, L.P.

By:	SLP VI Aggregator GP, L.L.C., its general partner
By:	Silver Lake Technology Associates VI, L.P., its managing member
By:	SLTA VI (GP), L.L.C., its general partner
By:	Silver Lake Group, L.L.C., its managing member

By:
Name:
Title:

SLP EMBLEM AGGREGATOR, L.P.

By:	SLP VI Aggregator GP, L.L.C., its general partner
By:	Silver Lake Technology Associates VI, L.P., its management member
By:	SLTA VI (GP), L.L.C., its general partner
By:	Silver Lake Group, L.L.C., its managing member

By:
Name:
Title:
Signature Page to Amendment to Stockholders Agreement